Filed pursuant to Rule 424(b)(5)
                                            Registration No. 333-56055


     Information contained  herein is  subject to  completion or amendment.
     This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.


                                SUBJECT TO COMPLETION
                      PRELIMINARY PROSPECTUS DATED JULY 6, 1998

     PROSPECTUS SUPPLEMENT
     ---------------------
     (TO PROSPECTUS DATED JUNE 29, 1998)

                             13,000,000 FELINE PRIDES(SM)
            (CONSISTING OF     INCOME PRIDES(SM) AND       GROWTH PRIDES(SM))

                               TEXAS UTILITIES COMPANY

                    $               SERIES D SENIOR NOTES DUE 2003
                    $               SERIES E SENIOR NOTES DUE 2004

                               ------------------------

          The securities offered hereby are 13,000,000 FELINE PRIDES(SM) (FELINE
     PRIDES)  of  Texas  Utilities   Company,  a  Texas  corporation  (Company),
     consisting of separately offered and separately traded units referred to
     as "Income   PRIDES(SM)"  and   "Growth  PRIDES(SM),"   $        aggregate
     principal amount of the Company's separately offered and separately traded Series D Senior Notes due August 16, 2003 (Series D Notes) and $ aggregate principal amount of the Company's separately offered and separately traded Series E Senior Notes due August 16, 2004 (Series E Notes, and together with the Series D Notes, Senior Notes; and the
     Senior Notes together with the FELINE PRIDES, Securities).  Initially,
     $            aggregate principal  amount of  Series D  Notes and  $
     aggregate principal amount of Series E Notes
                                                        (continued on next page)

          SEE   "RISK  FACTORS"  BEGINNING  ON  PAGE  S-24  OF  THIS  PROSPECTUS
     SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.

          Prior to the offering made hereby, there has been no public market for the Securities. The Company intends to apply for listing of the Income PRIDES and the Growth PRIDES on The New York Stock Exchange (NYSE). Unless and until substitution is made as described in "Description of the FELINE PRIDES -- Creating Growth PRIDES" or "-- Creating Income PRIDES," neither the Senior Note component of an Income PRIDES nor the Treasury Security component of a Growth PRIDES will trade separately from such Income PRIDES or Growth PRIDES, and such Senior Note component will trade as a unit with the Purchase Contract component of the Income PRIDES and such Treasury Security component will trade as a unit with the Purchase Contract component of the Growth PRIDES. The Company does not intend to apply for the separate listing of any Senior Notes on the NYSE or any other
     securities exchange.  On July       , 1998, the last reported sale price of
     the Common Stock on the NYSE was $          per share.

                              -------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                   RELATES. ANY REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.


                                  PRICE TO PUBLIC(1)
                              $        per Income PRIDES
                              $        per Growth PRIDES
                 100% of aggregate principal amount of Series D Notes 100% of aggregate principal amount of Series E Notes

     ==========================================================================
                                            UNDERWRITING      PROCEEDS TO
                                           COMMISSION(2)      COMPANY(3)
     --------------------------------------------------------------------------
          Total(4)  . . . . . . . . . .    $                 $
     ==========================================================================

     (1)  Plus,  as  applicable,  accrued distributions,  interest  and Contract
          Adjustment Payments,  if any, from  July         , 1998.  The purchase
          price of each Income PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Senior Notes, in the case of Income PRIDES, and between the related Purchase Contract and the related interest in the Treasury Securities, in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values at the time of purchase. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "FELINE PRIDES -- Allocation of Purchase Price."
     (2) The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (Securities
          Act). See UNDERWRITING.
     (3)  Such amount does  not include $                  used to purchase  the
          Treasury Securities component of the           Growth PRIDES.
     (4)  The  Company  has  granted to  the  Underwriters  a  30-day option  to
          purchase up to         additional Securities to cover over-allotments,
          if any; provided, however, that the Underwriters must purchase equal amounts of the Senior Notes of each series, having an aggregate principal amount greater than or equal to the aggregate Stated Amount of Growth PRIDES purchased. If such options are exercised in full, the total Underwriting Commission and Proceeds to the Company will be
          $                   and $                (such amount does not include
          approximately $               used to purchase the Treasury Securities
          component of the Growth PRIDES), respectively. See UNDERWRITING.

                                ----------------------

          The Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York,
     New York on or about July        , 1998.

                                ----------------------
     MERRILL LYNCH & CO.                                         LEHMAN BROTHERS

                                ----------------------

              The date of this Prospectus Supplement is  July    , 1998.

     ---------------------
     (SM) Service Mark of Merrill Lynch & Co., Inc.

          CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES AND THE COMMON STOCK OF THE COMPANY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE UNDERWRITING.

                            _____________________________

     (cover continued from previous page)

     will be issued  and held as a  component of the FELINE PRIDES.   The FELINE
     PRIDES offered hereby will initially consist of (A)          units referred
     to as Income PRIDES with a Stated Amount, per Income PRIDES, of $50 (Stated
     Amount) and (B)            units referred  to as Growth PRIDES with  a face
     amount, per Growth PRIDES, equal to the Stated Amount. Each Income PRIDES will initially consist of a unit comprised of (a) a stock purchase contract (Purchase Contract) under which (i) the holder will purchase from the Company not later than August 16, 2001 (First Purchase Contract Settlement
     Date), for $25 in cash, a number of newly issued shares of common stock, without par value, of the Company (Common Stock) equal to the Settlement Rate (as defined herein), (ii) the holder will purchase from the Company not later than August 16, 2002 (Second Purchase Contract Settlement Date, and with the First Purchase Contract Settlement Date, each a Purchase Contract Settlement Date), for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate and (iii) the Company will pay the holder unsecured contract adjustment payments (Contract Adjustment
     Payments) at the rate  of          %  of the Stated Amount ($50)  per annum
     prior to  the First Purchase Contract  Settlement Date, and at  the rate of
             % of $25 (which is equal to one-half of the Stated Amount and is intended to reflect the settlement of one-half of each Purchase Contract on or prior to the First Purchase Contract Settlement, the Remaining Stated Amount) per annum thereafter until the Second Purchase Contract Settlement Date, subject to the right of the Company to defer such payments, and (b)
     (i) prior to the First Purchase Contract Settlement Date, beneficial ownership of a Series D Note, having a principal amount of $25, and a Series E Note, having a principal amount of $25, and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, beneficial ownership of a Series E Note, having a principal amount of $25. Upon the occurrence of a Tax Event Redemption (as defined herein) prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio (in each case, as defined herein) will be substituted for the related redeemed Senior Notes. Each Growth PRIDES will initially consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate, (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and (iii) the Company will pay
     the  holder Contract Adjustment Payments at  the rate of           % of the
     Stated  Amount ($50)  per  annum  prior  to  the  First  Purchase  Contract
     Settlement  Date, and  at the  rate of          % of  the Remaining  Stated
     Amount ($25) per annum thereafter until the Second Purchase Contract Settlement Date, subject to the right of the Company to defer such payments, and (b) (i) prior to the First Purchase Contract Settlement Date
     a  1/40 undivided beneficial ownership interest in a          % zero-coupon
     U.S.  Treasury  Security having  a principal  amount  at maturity  equal to
     $1,000 and  maturing on August  15, 2001  (CUSIP No.             )  (3-year
     Treasury Security) and a 1/40 undivided beneficial interest in a Treasury Security having a principal amount at maturity equal to $1,000 and maturing
     on  August 15, 2002 (CUSIP No.        ) (4-year Treasury Security, and with
     the 3-year Treasury Security, each, a Treasury Security), or (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000. The Series
     D Notes initially will bear interest at  a rate of          % per annum and
     the Series E Notes initially will bear interest at  a rate of         % per
     annum. As long as the FELINE PRIDES are in the form of Income PRIDES or Growth PRIDES, the related Senior Notes or Treasury Securities or the Treasury Portfolio (as defined herein), as applicable, will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to give certain notices and purchase Common Stock under the related Purchase Contracts as described herein.

          The number of shares of Common Stock issuable upon settlement of the applicable portion of each Purchase Contract on each Purchase Contract Settlement Date (Settlement Rate) will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value
     (as defined herein)  is equal to  or greater than  $             (Threshold
     Appreciation  Price, which  is approximately              % above  the last
     reported sale price of the Common Stock set forth on the cover page of this Prospectus Supplement (Reference Price)), the Settlement Rate will be
      ; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to $25 divided by the Applicable Market Value; and (c) if the Applicable Market Value is less than or equal to the Reference
     Price, the Settlement Rate will be         .

          Payments of           % of the  Stated Amount ($50) per annum  will be
     made or accrue  on each Income PRIDES quarterly in  arrears on February 16,
     May  16, August 16  and November 16 of  each year, commencing           16,
     1998, until the First Purchase Contract Settlement Date. These payments will consist of interest payments on equal $25 principal amounts of Series
     D Notes and Series E Notes payable at the rate of         % per  annum with
     respect to the  Series D Notes, and at the rate of         % per annum with
     respect to the Series E Notes, or distributions on the  Treasury Portfolio,
     payable at the rate of          % of the Stated  Amount ($50) per annum, as
     applicable,  and Contract Adjustment Payments payable by the Company at the
     rate of         % of the Stated Amount ($50) per annum subject, in the case of the Contract Adjustment Payments, to the Company's right to defer payment of such amounts. From and after the First Purchase Contract Settlement Date, holders of Income PRIDES will be entitled to receive cash
     distributions at a rate of          % of the Remaining Stated  Amount ($25)
     per annum, payable quarterly in arrears on February 16, May 16, August 16 and November 16, consisting of interest payments on a $25 principal amount
     of  Series  E Notes  payable  at  the  rate  of          %  per  annum,  or
     distributions on the Treasury  Portfolio, payable at the rate  of         %
     of the Remaining Stated Amount ($25) per annum, as applicable, and Contract
     Adjustment Payments, payable by the Company at the rate of         % of the
     Remaining Stated Amount ($25) per annum, subject, in the case of the Contract Adjustment Payments, to the Company's right to defer payments of such amounts.

          Contract Adjustment Payments, payable by the Company at the rate of
         % of  the Stated Amount  ($50) per  annum prior to  the First  Purchase
     Contract  Settlement Date,  and at  a rate  of         %  of the  Remaining
     Stated Amount ($25) per annum thereafter, will be made or accrue on each Growth PRIDES quarterly in arrears on February 16, May 16, August 16 and
     November 16 of  each year, commencing             16, 1998, subject  to the
     Company's right to defer such payments. In addition, original issue discount (OID) will accrue on the related Treasury Security for United States federal income tax purposes.

          Holders of Senior Notes will receive interest payments, payable quarterly in arrears, on February 16, May 16, August 16 and November 16 of
     each year, commencing           16, 1998, at the rate of           % of the
     aggregate principal amount per annum  in the case of Series D Notes, and at
     the rate  of         % of the  aggregate principal amount per  annum in the
     case of Series E Notes.

          The Company will have the right to defer Contract Adjustment Payments. As a consequence of such deferral, such portion of the quarterly cash distribution on the Income PRIDES that is comprised of Contract Adjustment Payments and the quarterly cash distributions on the Growth PRIDES would be deferred; however, such deferred Contract Adjustment Payments would accrue
     at the rate of           % per annum,  compounded quarterly.  All  Contract
     Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid (or settled in Common Stock) not later than such date; all other deferred Contract Adjustment Payments must be paid (or settled in Common Stock) no later than the Second Purchase Contract Settlement Date.

          The interest rate for the Series D Notes outstanding on and after the First Purchase Contract Settlement Date will be reset on the third Business Day (as defined herein) immediately preceding the First Purchase Contract Settlement Date to a rate per annum (Series D Reset Rate) to be determined by a reset agent (Reset Agent) equal to the sum of (x) a spread amount for the Series D Notes (Series D Reset Spread) and (y) the rate of interest on the Two-Year Benchmark Treasury (as defined herein). The Company may limit
     the Series D Reset Rate to be no higher than          basis points over the
     rate of interest on the Two-Year Benchmark Treasury. The interest rate for the Series E Notes outstanding on and after the Second Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Second Purchase Contract Settlement Date to a rate per annum (the Series E Reset Rate, and with the Series D Reset Rate, each a Reset
     Rate) to be determined by the Reset Agent equal to the sum of (x) a spread amount for the Series E Notes (Series E Reset Spread, and with the Series D Reset Spread, each a Reset Spread) and (y) the rate of the interest on the Two-Year Benchmark Treasury. The Company may limit the Series E Reset Rate
     to be no higher than          basis points over the rate of interest on the
     Two-Year Benchmark Treasury.

          The Senior Notes will be senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under its Senior Indebtedness (as defined herein). "Senior Indebtedness" means indebtedness of any kind of the Company (including the Senior Notes) unless the instrument under which such indebtedness is incurred expressly provides that it is in parity or subordinate in right of payment to the Contract Adjustment Payments.

          Unless a Tax Event Redemption has occurred, if the holder of an Income PRIDES has not notified the Purchase Contract Agent (as defined herein), in the manner described herein, of its intention to settle the applicable portion of the related Purchase Contract with separate cash, the Collateral Agent or the Company will exercise its rights as a secured party with respect to the related Senior Notes and the Remarketing Agent (as defined herein), pursuant to the terms of a Remarketing Agreement (as defined herein) and in connection with each Purchase Contract Settlement Date, will use its reasonable efforts to remarket the related Series D Notes (bearing interest at the Series D Reset Rate), in the case of the First Purchase Contract Settlement Date or the related Series E Notes (bearing interest at the Series E Reset Rate), in the case of the Second Purchase Contract Settlement Date on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date for settlement on such Purchase Contract Settlement Date at a price of approximately 100.5% of the aggregate principal amount of such Senior Notes of such series plus accrued and unpaid interest thereon. The portion of the proceeds from such remarketing, in an amount equal to the aggregate principal amount of such Senior Notes of such series, will be applied to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the related Purchase Contract on such Purchase Contract Settlement Date. In addition, after deducting as a remarketing fee (Remarketing Fee) an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Senior Notes of such series from any amount received in connection with such remarketing in excess of the aggregate principal amount of such Senior Notes of such series plus any accrued and unpaid interest, the Remarketing Agent will remit the remaining portion of the proceeds, if any, to the Purchase Contract Agent for the benefit of such holder. If the remarketing does not occur because a condition precedent to the remarketing has not been fulfilled or if, despite using its reasonable efforts, the Remarketing Agent fails to remarket the Senior Notes (other than to the Company) at a price not less than 100% of their aggregate principal amount plus accrued and unpaid interest, the remarketing will be deemed to have failed (Failed Remarketing) and the Collateral Agent or the Company will dispose of the Senior Notes of such series in accordance with applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Date; provided that, if the Company exercises such rights as a secured party with respect to such Senior Notes, the Company shall have no further recourse against the holder of such Senior Notes with respect to such obligation and any accrued and unpaid interest on such Senior Notes will be paid in cash by the Company to the holder of record of such Senior Notes. Holders of Senior Notes that are not components of Income PRIDES may elect, in the manner described herein, to have their Senior Notes remarketed by the Remarketing Agent as described herein.

          On or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, but not during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date, holders (which may be initially an Underwriter) of Income PRIDES may substitute Treasury Securities for the related Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, held by the Collateral Agent, thereby creating Growth PRIDES as described herein. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution as collateral of Treasury Securities for the related Senior Notes, such Senior Notes will be released to the Income PRIDES holder as described herein. Holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date on which distributions have been made through the date of substitution on the Growth PRIDES being created by such holders, over the Contract Adjustment Payments that have accrued over the same period on the related Income PRIDES.

          On or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, but not during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date, holders (which may be initially an Underwriter) of Growth PRIDES may substitute Senior
     Notes for the related Treasury Securities held by the Collateral Agent, thereby creating Income PRIDES as described herein. Such Senior Notes will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Upon the substitution as collateral of Senior Notes for the related Treasury Securities, such Treasury Securities will be released to the Growth PRIDES holder as described herein.

          If a Failed Remarketing has occurred, then (i) in the case of a Failed Remarketing as to the First Purchase Contract Settlement Date, holders of Series D Notes following the First Purchase Contract Settlement Date will have the right to put their Series D Notes directly to the Company on September 1, 2001, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon, and (ii) in the case of a Failed Remarketing as to the Second Purchase Contract Settlement Date, holders of Series E Notes following the Second Purchase Contract Settlement Date will have the right to put their Series E Notes directly to the Company on September 1, 2002, upon at least three Business Days' prior notice, at a price equal to the principal amount thereof, plus accrued and unpaid interest, if any, thereon.

          On the Business Day immediately preceding a Purchase Contract Settlement Date, unless a holder of Income PRIDES or Growth PRIDES (i) has settled the applicable portion of the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, (ii) has settled the applicable portion of the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, pursuant to prior notification to the Purchase Contract Agent, (iii) in the case of Income PRIDES, has had the Series D Notes (with respect to the First Purchase Contract Settlement Date) or Series E Notes (with respect to the Second Purchase Contract Settlement Date), as applicable, related to the applicable portion of such holder's Purchase Contract remarketed in the manner described herein in connection with settling the applicable portion of such Purchase Contracts, or (iv) an event described under DESCRIPTION OF THE PURCHASE CONTRACTS -- "Termination" has occurred, then (A) in the case of Income PRIDES (unless a Tax Event Redemption has occurred) the Company will exercise its rights as a secured party to dispose of the related Series D Notes or Series E Notes, as applicable, in accordance with applicable law and (B) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied, pursuant to the exercise of such rights by the Company, to satisfy in full such holder's obligation to purchase Common Stock under the applicable portion of the Purchase Contracts.

          In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the applicable portion of the related Purchase Contracts through the delivery of cash or settles (in the case of Income PRIDES) the applicable portion of such Purchase Contracts with cash on the Business Day immediately preceding a Purchase Contract Settlement Date, the related Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or the related Treasury Securities, as the case may be, will be released to the holder as described herein.

          The Senior Notes are redeemable at the option of the Company, in whole but not in part, upon the occurrence and continuation of a Tax Event (as defined herein) under the circumstances described herein (Tax Event

     Redemption). If the Company so elects to redeem the Senior Notes, it must redeem all of the Senior Notes at a redemption price (Redemption Price) per Senior Note equal to the Redemption Amount (as defined herein) plus accrued and unpaid interest, if any, thereon to the date fixed for redemption and pay in cash such Redemption Price to the holders of such Senior Notes. If such Tax Event Redemption occurs prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interests in the Senior Notes will be distributed to the Collateral Agent, who in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, on behalf of the holders of Income PRIDES, the Treasury Portfolio and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." Such Treasury Portfolio will be substituted for the Senior Notes and will be pledged to the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Common Stock under their Purchase Contracts.

                            PROSPECTUS SUPPLEMENT SUMMARY

               The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement or in the Incorporated Documents. Except as otherwise noted, all information in this Prospectus Supplement assumes no exercise of the Underwriters' over-allotment option.

               A listing of the pages on which certain definitions of capitalized terms used in this Prospectus Supplement Summary and elsewhere in this Prospectus Supplement are defined is set forth in the "Index of Principal Terms for Prospectus Supplement" herein. Certain other terms are defined in the accompanying Prospectus.


                                     THE COMPANY

               The Company is a holding company which owns all of the outstanding common stock of TEI and ENSERCH. TEI is a holding company whose largest subsidiary is Texas Utilities Electric Company (TU Electric). TU Electric is an electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas. Another subsidiary of TEI is Texas Utilities Australia Pty. Ltd., owner of Eastern Energy Limited (Eastern Energy), which is engaged in the purchase, distribution, marketing and sale of electric energy in the State of Victoria, Australia. ENSERCH is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business segments are natural gas pipeline, processing, marketing and distribution. In addition, a subsidiary of the Company has made a tender offer for all outstanding shares of The Energy Group PLC (TEG), a diversified international energy group based in the United Kingdom, and as of July 3, 1998 held approximately 95.9% of such shares. See THE COMPANY in the accompanying Prospectus.


                                     THE OFFERING

          Securities Offered ........  13,000,000      FELINE      PRIDES,
                                        consisting of                Income
                                        PRIDES and        Growth PRIDES, $
                                               aggregate  principal  amount
                                        of  separate  Series  D  Notes  and
                                        $            aggregate    principal
                                        amount of separate Series  E Notes.
                                        $              aggregate  principal
                                        amount  of  Series   D  Notes   and
                                        $            aggregate    principal
                                        amount of separate  Series E  Notes
                                        will be initially  issued and  held
                                        as  a  component   of  the   Income
                                        PRIDES.

          Issuer ....................   Texas Utilities Company.

          Stated Amount .............   $50  per  Income PRIDES  and Growth
                                        PRIDES.

          Listing of the Income
            PRIDES and Growth PRIDES.   The  Company  intends to  apply for
                                        listing  of  the Income  PRIDES and
                                        the Growth PRIDES on the  NYSE, but
                                        does  not intend  to apply  for any
                                        listing   of   the  Senior   Notes.
                                        Unless  and  until substitution  is
                                        made as described in DESCRIPTION OF
                                        THE  FELINE   PRIDES  --  "Creating
                                        Growth  PRIDES"  or  " --  Creating
                                        Income PRIDES,"  neither the Senior
                                        Note component of an  Income PRIDES
                                        nor the Treasury Security component
                                        of  a  Growth  PRIDES   will  trade
                                        separately from  such Income PRIDES
                                        or Growth PRIDES,  and such  Senior
                                        Note component will trade as a unit
                                        with    the    Purchase    Contract
                                        component of the Income  PRIDES and
                                        such  Treasury  Security  component
                                        will  trade  as  a  unit  with  the
                                        Purchase Contract  component of the
                                        Growth PRIDES.  See UNDERWRITING.

          NYSE Symbol of Common
            Stock ...................   TXU

          Use of Proceeds ...........   All  of the proceeds  from the sale
                                        of the Growth  PRIDES will be  used
                                        to purchase the underlying Treasury
                                        Securities  to  be  transferred  to
                                        holders   of   the  Growth   PRIDES
                                        pursuant to the terms thereof.  All
                                        of  the proceeds  from the  sale of
                                        the  Senior  Notes  that   are  not
                                        components of Income PRIDES and all
                                        of  the proceeds  from the  sale of
                                        the Income PRIDES  will be paid  to
                                        the Company.  The Company currently
                                        anticipates using substantially all
                                        of the net  proceeds from the  sale
                                        of the Senior  Notes and the Income
                                        PRIDES,     estimated     to     be
                                        approximately  $     million (after
                                        deducting the  underwriting
                                        commissions),  to repay short-term
                                        indebtedness incurred in connection
                                        with  the acquisition   of   TEG,
                                        with any remainder being  used for
                                        general corporate purposes.

          Components of FELINE
            PRIDES ..................   The           FELINE PRIDES offered
                                        hereby  will  initially consist  of
                                        (A)           units referred  to as
                                        Income PRIDES  and  (B)
                                        units referred to as Growth PRIDES.
                                        Each  Income PRIDES  will initially
                                        consist of a  unit comprised of (a)
                                        a Purchase Contract under which (i)
                                        the holder will  purchase from  the
                                        Company  not  later than  the First
                                        Purchase Contract  Settlement Date,
                                        for  $25 in cash, a number of newly
                                        issued  shares  of Common  Stock of
                                        the Company equal to the Settlement
                                        Rate, (ii) the holder will purchase
                                        from the Company not later than the
                                        Second Purchase Contract Settlement
                                        Date, for $25 in  cash, a number of
                                        newly issued shares of Common Stock
                                        of   the   Company  equal   to  the
                                        Settlement   Rate  and   (iii)  the
                                        Company  will  pay  to  the  holder
                                        Contract Adjustment Payments at the
                                        rate of            % of  the Stated
                                        Amount ($50) per annum prior to the
                                        First Purchase  Contract Settlement
                                        Date,  and at the rate of         %
                                        of  the   Remaining  Stated  Amount
                                        ($25)  per  annum thereafter  until
                                        the   Second   Purchase    Contract
                                        Settlement  Date,  subject  to  the
                                        right of the Company to  defer such
                                        payments,  and (b) (i) prior to the
                                        First Purchase  Contract Settlement
                                        Date,  beneficial  ownership  of  a
                                        Series D Note,  having a  principal
                                        amount of $25, and a Series E Note,
                                        having a principal  amount of  $25,
                                        and  (ii)  from the  First Purchase
                                        Contract  Settlement  Date  to  the
                                        Second Purchase Contract Settlement
                                        Date,  beneficial  ownership  of  a
                                        Series E Note,  having a  principal
                                        amount of $25.  Upon the occurrence
                                        of  a Tax Event Redemption prior to
                                        the   Second    Purchase   Contract
                                        Settlement  Date,  the  appropriate
                                        Applicable  Ownership  Interest  in
                                        the  Treasury   Portfolio  will  be
                                        substituted    for   the    related
                                        redeemed   Senior   Notes.      The
                                        purchase   price  of   each  Income
                                        PRIDES  will  be allocated  between
                                        the  related Purchase  Contract and
                                        each of the related Senior Notes in
                                        proportion to their respective fair
                                        market  values  at   the  time   of
                                        purchase.   See   CERTAIN   FEDERAL
                                        INCOME TAX  CONSEQUENCES -- "FELINE
                                        PRIDES  --  Allocation of  Purchase
                                        Price."

                                        As   described   below,  upon   the
                                        occurrence  of  a  Tax   Event  (as
                                        defined herein) prior to the Second
                                        Purchase Contract Settlement  Date,
                                        the Company may at its option cause
                                        the Senior Notes to be  redeemed at
                                        the   Redemption   Price  and   the
                                        Treasury    Portfolio    will    be
                                        substituted for the redeemed Senior
                                        Notes   in  the   manner  described
                                        herein to secure the  Income PRIDES
                                        holders'  obligations  under  their
                                        related  Purchase  Contracts.    As
                                        long as  a FELINE PRIDES  is in the
                                        form of an Income PRIDES  or Growth
                                        PRIDES,  the related  Senior Notes,
                                        Treasury Securities or the Treasury
                                        Portfolio,  as applicable,  will be
                                        pledged   pursuant   to  a   pledge
                                        agreement, to be dated as of
                                                 , 1998 (Pledge Agreement),
                                        between  the   Company,  The  Chase
                                        Manhattan Bank, as collateral agent
                                        for the Company (together  with any
                                        successor thereto in such capacity,
                                        Collateral Agent), and the Purchase
                                        Contract Agent  (as defined herein)
                                        to  secure the  holder's obligation
                                        to purchase Common Stock  under the
                                        related Purchase Contract.

                                        Each  Growth PRIDES  will initially
                                        consist  of  a  unit  with  a  face
                                        amount  of $50  comprised of  (a) a
                                        Purchase  Contract under  which (i)
                                        the holder will  purchase from  the
                                        Company  not  later than  the First
                                        Purchase Contract  Settlement Date,
                                        for $25  in cash, a number of newly
                                        issued  shares  of Common  Stock of
                                        the Company equal to the Settlement
                                        Rate, (ii) the holder will purchase
                                        from the Company not later than the
                                        Second Purchase Contract Settlement
                                        Date, for $25 in cash,  a number of
                                        shares  of  Common  Stock   of  the
                                        Company  equal  to  the  Settlement
                                        Rate,  and  (iii) the  Company will
                                        pay the  holder Contract Adjustment
                                        Payments at the rate  of          %
                                        of  the  Stated  Amount  ($50)  per
                                        annum prior to  the First  Purchase
                                        Contract  Settlement  Date, and  at
                                        the  rate  of           %  of   the
                                        Remaining  Stated Amount  ($25) per
                                        annum  thereafter until  the Second
                                        Purchase Contract  Settlement Date,
                                        and  (b) (i)  prior  to  the  First
                                        Purchase Contract  Settlement Date,
                                        a    1/40   undivided    beneficial
                                        ownership  interest   in  a  3-year
                                        Treasury  Security  (CUSIP  No.   )
                                        having   a   principal  amount   at
                                        maturity equal to $1,000 and a 1/40
                                        undivided beneficial  interest in a
                                        4-year  Treasury   Security  (CUSIP
                                        No.   )  having a  principal amount
                                        at  maturity  equal  to $1,000,  or
                                        (ii)   from   the  First   Purchase
                                        Contract  Settlement  Date  to  the
                                        Second Purchase Contract Settlement
                                        Date,  a 1/40  undivided beneficial
                                        interest   in  a   4-year  Treasury
                                        Security having  a principal amount
                                        at  maturity equal to  $1,000.  The
                                        purchase   price  of   each  Growth
                                        PRIDES  will  be allocated  between
                                        the  related Purchase  Contract and
                                        the   related   interest  in   each
                                        Treasury Security  in proportion to
                                        their respective fair market values
                                        at  the time  of   purchase.    See
                                        CERTAIN    FEDERAL    INCOME    TAX
                                        CONSEQUENCES  -- "FELINE  PRIDES --
                                        Allocation of Purchase Price."

          Purchase Contract
            Agreement ...............   The  FELINE  PRIDES will  be issued
                                        under    a     Purchase    Contract
                                        Agreement, to be dated as of
                                        ,    1998    (Purchase     Contract
                                        Agreement), between the Company and
                                        The Bank  of New York, as agent for
                                        the  holders  of the  FELINE PRIDES
                                        (together   with    any   successor
                                        thereto in  such capacity, Purchase
                                        Contract Agent).

          Creating Growth PRIDES ....   Each holder of an Income PRIDES may
                                        substitute  for the  related Senior
                                        Notes  or the  Applicable Ownership
                                        Interest in  the Treasury Portfolio
                                        held   by   the  Collateral   Agent
                                        zero-coupon      U.S.      Treasury
                                        Securities   having   a   principal
                                        amount  at  maturity  equal to  the
                                        aggregate principal  amount of, and
                                        having maturities  corresponding to
                                        the  Purchase  Contract  Settlement
                                        Dates  for  the Purchase  Contracts
                                        secured  by,  Senior  Notes or  the
                                        appropriate   Applicable  Ownership
                                        Interest in  the Treasury Portfolio
                                        that are components of  such Income
                                        PRIDES.   Such  Treasury Securities
                                        will be pledged with the Collateral
                                        Agent   to   secure  the   holder's
                                        obligation to purchase Common Stock
                                        under    the    related    Purchase
                                        Contracts.   Such substitutions may
                                        be made at any  time on or prior to
                                        the fifth  Business Day immediately
                                        preceding   the   Second   Purchase
                                        Contract  Settlement  Date only  in
                                        integral  multiples  of  40  Income
                                        PRIDES;  provided,   however,  that
                                        such substitutions may not  be made
                                        during  the  period from  the fifth
                                        Business Day  immediately preceding
                                        the    First    Purchase   Contract
                                        Settlement  Date through  the First
                                        Purchase Contract  Settlement Date;
                                        and provided, further, that, if the
                                        Treasury  Portfolio  has  become  a
                                        component  of  the  Income  PRIDES,
                                        holders of Income  PRIDES may  make
                                        such substitutions only in integral
                                        multiples   of   1,600,000   Income
                                        PRIDES at any  time on or prior  to
                                        the second Business Day immediately
                                        preceding   the   Second   Purchase
                                        Contract  Settlement Date  (but not
                                        during the period  from the  second
                                        Business Day  immediately preceding
                                        the    First    Purchase   Contract
                                        Settlement  Date through  the First
                                        Purchase Contract Settlement Date).
                                        Accordingly, in  such event holders
                                        wishing  to make  such substitution
                                        must hold at least 1,600,000 Income

                                        PRIDES.  In the event that Contract
                                        Adjustment Payments are at a higher
                                        rate  for  Growth  PRIDES than  for
                                        Income  PRIDES,  holders of  Income
                                        PRIDES  wishing  to  create  Growth
                                        PRIDES  also  will  be required  to
                                        deliver  cash in an amount equal to
                                        the   excess    of   the   Contract
                                        Adjustment Payments that would have
                                        accrued since the last Payment Date
                                        to   which    Contract   Adjustment
                                        Payments have been paid to the date
                                        of   substitution  on   the  Growth
                                        PRIDES   being   created  by   such
                                        holders,    over    the    Contract
                                        Adjustment   Payments   that   have
                                        accrued over the  same time  period
                                        on the related Income PRIDES.

          Creating Income PRIDES ....   Each holder of  Growth PRIDES  may,
                                        on  or prior to  the fifth Business
                                        Day   immediately   preceding   the
                                        Second Purchase Contract Settlement
                                        Date,  create  40 Income  PRIDES by
                                        delivering 40 Growth PRIDES  to the
                                        Purchase Contract Agent plus Senior
                                        Notes in aggregate principal amount
                                        equal   to,   and  of   the  series
                                        corresponding   to,  the   Treasury
                                        Securities  that are  components of
                                        such    Growth   PRIDES    to   the
                                        Collateral    Agent,   with    such
                                        Treasury   Securities  then   being
                                        released to  such holder; provided,
                                        however,  that  such  substitutions
                                        may  not be made  during the period
                                        from   the   fifth   Business   Day
                                        immediately  preceding   the  First
                                        Purchase  Contract Settlement  Date
                                        through the First Purchase Contract
                                        Settlement   Date;  and   provided,
                                        further,  that  if   a  Tax   Event
                                        Redemption  has  occurred prior  to
                                        the   Second    Purchase   Contract
                                        Settlement  Date  and the  Treasury
                                        Portfolio has become a component of
                                        the   Income  PRIDES,   holders  of
                                        Growth   PRIDES   may   make   such
                                        substitution    (but    using   the
                                        Applicable  Ownership  Interest  in
                                        the Treasury  Portfolio rather than
                                        the  applicable Senior  Notes) only
                                        in integral  multiples of 1,600,000
                                        Growth PRIDES  at  any time  on  or
                                        prior  to  the second  Business Day
                                        immediately  preceding  the  Second
                                        Purchase  Contract Settlement  Date
                                        (but not during the period from the
                                        second  Business   Day  immediately
                                        preceding   the    First   Purchase
                                        Contract  Settlement  Date  through
                                        the    First   Purchase    Contract
                                        Settlement Date).   Accordingly, in
                                        such event, holders wishing to make
                                        such  substitution   must  hold  at
                                        least   1,600,000  Growth   PRIDES.
                                        Such    Senior    Notes   or    the
                                        appropriate   Applicable  Ownership
                                        Interest in the Treasury Portfolio,
                                        as the case may be, will be pledged
                                        with the Collateral Agent to secure
                                        the holder's obligation to purchase
                                        Common  Stock   under  the  related
                                        Purchase Contracts.

          Current Payments; Contract
           Adjustment Payments ......   From  and after          , 1998 and
                                        prior   to   the   First   Purchase
                                        Contract  Settlement  Date, holders
                                        of Income PRIDES  will be  entitled
                                        to receive cash distributions  at a
                                        rate of            % of  the Stated
                                        Amount  ($50)  per  annum,  payable
                                        quarterly in arrears, consisting of
                                        an  amount  equal  to  the  sum  of
                                        interest   payments   on  the   $25
                                        principal amounts of Series D Notes
                                        and    Series     E    Notes,    or
                                        distributions   on   the   Treasury
                                        Portfolio,   as   applicable,   and
                                        Contract    Adjustment    Payments,
                                        payable by the  Company at the rate
                                        of          % of the  Stated Amount
                                        ($50)  per  annum,  subject to  the
                                        Company's   right   to  defer   the
                                        payment of  the Contract Adjustment
                                        Payments.  From and after the First
                                        Purchase Contract  Settlement Date,
                                        holders  of  Income PRIDES  will be
                                        entitled     to     receive    cash
                                        distributions   at    a   rate   of
                                                %  of the  Remaining Stated
                                        Amount  ($25)  per  annum,  payable
                                        quarterly in arrears, consisting of
                                        interest payments  on $25 principal
                                        amount  of  Series   E  Notes,   or
                                        distributions   on   the   Treasury
                                        Portfolio,   as   applicable,   and
                                        Contract    Adjustment    Payments,
                                        payable by the  Company at the rate
                                        of           %  of   the  Remaining
                                        Stated  Amount   ($25)  per  annum,
                                        subject,   in   the  case   of  the
                                        Contract  Adjustment  Payments,  to
                                        the   Company's   right  to   defer
                                        payments  of  such  amounts.    The
                                        Company's obligations  with respect
                                        to  the Senior Notes will be senior
                                        and  unsecured and  will rank  on a
                                        parity in right of payment with all
                                        other senior unsecured  obligations
                                        of  the  Company.    See  "Ranking"
                                        below and RISK FACTORS -- "Right to
                                        Defer Current Payments."

                                        Holders  of  Growth PRIDES  will be
                                        entitled to  receive quarterly cash
                                        distributions      of      Contract
                                        Adjustment Payments  payable by the
                                        Company at the rate of         % of
                                        the Stated Amount  ($50) per  annum
                                        from and after           , 1998 and
                                        prior   to   the   First   Purchase
                                        Contract Settlement Date, and  at a
                                        rate of         % of  the Remaining
                                        Stated   Amount  ($25)   per  annum
                                        thereafter,    subject    to    the
                                        Company's   right  to   defer  such
                                        payments.  In  addition, OID  would
                                        continue to accrue  on the  related
                                        Treasury   Securities  for   United
                                        States federal income tax purposes.
                                        See RISK FACTORS -- "Right to Defer
                                        Current Payments."

                                        The  Contract  Adjustment  Payments
                                        will be subordinated and  junior in
                                        right  of  payment  to  the  Senior
                                        Indebtedness.   See  DESCRIPTION OF
                                        THE PURCHASE CONTRACTS -- "Contract
                                        Adjustment Payments."

          Option to Defer Contract
            Adjustment Payments .....   The  Company has the right to defer
                                        the payment  of Contract Adjustment
                                        Payments  on  the related  Purchase
                                        Contracts until no  later than  the
                                        next  Purchase Contract  Settlement
                                        Date;   however,    such   deferred
                                        Contract  Adjustment  Payments,  if
                                        any,    will   accrue    additional
                                        Contract Adjustment Payments at the
                                        rate of               % per  annum,
                                        compounded     quarterly,     (such
                                        deferred     Contract    Adjustment
                                        Payments,    together    with   the
                                        additional accruals  thereon, shall
                                        be referred to as Deferred Contract
                                        Adjustment    Payments).        See
                                        DESCRIPTION    OF   THE    PURCHASE
                                        CONTRACTS   --  "Option   to  Defer
                                        Contract Adjustment  Payments."  If
                                        the  Contract  Adjustment  Payments
                                        are   deferred,  the   Company  has
                                        agreed, among other things,  not to
                                        declare or  pay any dividend  on or
                                        repurchase   its    capital   stock
                                        (subject  to  certain   exceptions)
                                        during  the  period  of   any  such
                                        deferral.

                                        In  the  event  that   the  Company
                                        elects  to  defer  the  payment  of
                                        Contract Adjustment Payments on the
                                        related Purchase  Contracts until a
                                        Purchase Contract  Settlement Date,
                                        each holder of  the related  Income
                                        PRIDES   or   Growth  PRIDES   will
                                        receive  on such  Purchase Contract
                                        Settlement Date in respect  of such
                                        Deferred     Contract    Adjustment
                                        Payments due on such date,  in lieu
                                        of  a cash  payment,  a  number  of
                                        shares of Common Stock equal to (x)
                                        the  aggregate  amount of  Deferred
                                        Contract     Adjustment    Payments
                                        payable to such  holder divided  by
                                        (y) the Applicable Market Value (as
                                        defined herein). See DESCRIPTION OF
                                        THE  PURCHASE CONTRACTS  -- "Option
                                        to   Defer    Contract   Adjustment
                                        Payments."

          Payment Dates .............   Subject to the  Company's right  to
                                        defer Contract Adjustment  Payments
                                        as  described  herein, the  current
                                        payments described above in respect
                                        of  the  Income  PRIDES and  Growth
                                        PRIDES will be payable quarterly in
                                        arrears  on  February  16, May  16,
                                        August  16 and  November 16 of each
                                        year, commencing          16, 1998,
                                        through  and  including (i)  in the
                                        case  of  the  Contract  Adjustment
                                        Payments, the earlier of the Second
                                        Purchase  Contract Settlement  Date
                                        or the most  recent such  quarterly
                                        date  on  or  prior  to  any  early
                                        settlement of  the related Purchase
                                        Contracts and (ii)  in the case  of
                                        Senior Notes that are components of
                                        Income PRIDES, the  earlier of  (a)
                                        the most recent such quarterly date
                                        on or  prior to the earlier  of the
                                        First Purchase  Contract Settlement
                                        Date, in the  case of the Series  D
                                        Notes,   or  the   Second  Purchase
                                        Contract  Settlement  Date, in  the
                                        case of the Series E Notes, and (b)
                                        the  date  the aggregate  principal
                                        amount   of   the   Senior   Notes,
                                        together  with all  accumulated and
                                        unpaid  interest  thereon (each,  a
                                        Payment Date), is paid in full.

          Remarketing ...............   Unless a Tax  Event Redemption  has
                                        occurred, pursuant to a remarketing
                                        agreement  (Remarketing  Agreement)
                                        dated as of           , 1998, among
                                        the Company,  the Purchase Contract
                                        Agent  and  one or  more nationally
                                        recognized investment banking firms
                                        chosen by  the Company (Remarketing
                                        Agent), and subject to the terms of
                                        a      Supplemental     Remarketing
                                        Agreement  to  be  entered into  in
                                        connection   with   each   Purchase
                                        Contract Settlement Date among such
                                        parties, the Series D Notes (in the
                                        case of the First Purchase Contract
                                        Settlement Date) and  the Series  E
                                        Notes  (in the  case of  the Second
                                        Purchase Contract Settlement  Date)
                                        of such Income  PRIDES holders  who
                                        have failed to notify  the Purchase
                                        Contract  Agent, on or prior to the
                                        fifth   Business  Day   immediately
                                        preceding  such  Purchase  Contract
                                        Settlement Date, of their intention
                                        to settle the applicable portion of
                                        the related Purchase Contracts with
                                        separate  cash, will  be remarketed
                                        on    the   third    Business   Day
                                        immediately preceding such Purchase
                                        Contract Settlement Date.   In  the
                                        event  of  such  a  failure  to  so
                                        notify the Purchase Contract Agent,
                                        the Collateral Agent or the Company
                                        will  exercise  its  rights   as  a
                                        secured  party and  the Remarketing
                                        Agent   will  use   its  reasonable
                                        efforts  to  remarket  such  Senior
                                        Notes (bearing the applicable Reset
                                        Rate) on such  date for  settlement
                                        on    such     Purchase    Contract
                                        Settlement  Date  at  a   price  of
                                        approximately    100.5%    of   the
                                        aggregate principal  amount of such
                                        Senior Notes of  such series,  plus
                                        accrued  and  unpaid  interest,  if
                                        any,  thereon.  The portion  of the
                                        proceeds   from  such   remarketing
                                        equal  to  the aggregate  principal
                                        amount of such Senior Notes of such
                                        series will be  applied to  satisfy
                                        in full such Income PRIDES holders'
                                        obligations   to  purchase   Common
                                        Stock  under  the related  Purchase
                                        Contracts on such Purchase Contract
                                        Settlement  Date.     In  addition,
                                        after deducting  as the Remarketing
                                        Fee  an  amount  not  exceeding  25
                                        basis   points    (.25%)   of   the
                                        aggregate  principal amount  of the
                                        remarketed  Senior  Notes  of  such
                                        series  from  any  amount  of  such
                                        proceeds  received   in  connection
                                        with such remarketing in  excess of
                                        the  aggregate principal  amount of
                                        the remarketed Senior Notes of such
                                        series plus any accrued  and unpaid
                                        interest,  the   Remarketing  Agent
                                        will remit the remaining portion of
                                        the  proceeds,  if   any,  to   the
                                        Purchase  Contract  Agent  for  the
                                        benefit  of  such  holders.  Income
                                        PRIDES  holders whose  Senior Notes
                                        are   so    remarketed   will   not
                                        otherwise  be  responsible for  any
                                        Remarketing   Fee   in   connection
                                        therewith.  If,  despite using  its
                                        reasonable efforts, the Remarketing
                                        Agent  cannot remarket  the related
                                        series of Senior Notes  (other than
                                        to the Company) of such  holders of
                                        Income PRIDES at  a price not  less
                                        than   100%    of   the   aggregate
                                        principal  amount  of  such  Senior
                                        Notes   plus  accrued   and  unpaid
                                        interest  or   if  the  remarketing
                                        shall not have  occurred because  a
                                        condition    precedent    to    the
                                        remarketing  shall  not  have  been
                                        fulfilled,  thereby resulting  in a
                                        Failed Remarketing, the  Collateral
                                        Agent or the  Company will  dispose
                                        of the Senior Notes of  such series
                                        in  accordance with  applicable law
                                        and  to satisfy  in full,  from the
                                        proceeds of  such disposition, such
                                        holders'  obligations  to  purchase
                                        Common  Stock   under  the  related
                                        Purchase    Contracts     on    the
                                        applicable     Purchase    Contract
                                        Settlement Date,  provided, that if
                                        the  Company exercises  such rights
                                        as  a  secured  party, the  Company
                                        shall  have   no  further  recourse
                                        against the holders of  such Senior
                                        Notes   with    respect   to   such
                                        obligation  and   any  accrued  and
                                        unpaid  interest   on  such  Senior
                                        Notes  will be paid  in cash by the
                                        Company to the holders of record of
                                        such  Senior  Notes.   The  Company
                                        will  cause a notice of such Failed
                                        Remarketing to be published  on the
                                        second  Business   Day  immediately
                                        preceding  the  applicable Purchase
                                        Contract Settlement  Date.  Holders
                                        of  Senior  Notes   that  are   not
                                        components  of  Income  PRIDES  may
                                        elect,  in   the  manner  described
                                        herein, to have their  Senior Notes
                                        remarketed by the Remarketing Agent
                                        as   described   herein.     It  is
                                        currently anticipated  that Merrill
                                        Lynch,   Pierce,  Fenner   &  Smith
                                        Incorporated  and  Lehman  Brothers
                                        Inc.  will  act  together   as  the
                                        Remarketing Agent.  See DESCRIPTION
                                        OF   THE   PURCHASE  CONTRACTS   --
                                        "Remarketing."

          First Purchase Contract
            Settlement Date .........   August 16, 2001.

          Second Purchase Contract
            Settlement Date .........   August 16, 2002.

          Settlement of Purchase
            Contracts ...............   On  the  Business  Day  immediately
                                        preceding   a   Purchase   Contract
                                        Settlement Date, unless a holder of
                                        Income PRIDES or Growth  PRIDES (i)
                                        has settled  the applicable portion
                                        of  the related  Purchase Contracts
                                        through the early delivery  of cash
                                        to the Purchase  Contract Agent  in
                                        the  manner described  herein, (ii)
                                        has settled  the applicable portion
                                        of  the related  Purchase Contracts
                                        with separate cash on  the Business
                                        Day prior to such Purchase Contract
                                        Settlement  Date pursuant  to prior
                                        notification   to    the   Purchase
                                        Contract Agent, (iii)  in the  case
                                        of  Income  PRIDES,  has   had  the
                                        Series D Notes (with respect to the
                                        First Purchase  Contract Settlement
                                        Date)  or  Series  E   Notes  (with
                                        respect  to   the  Second  Purchase
                                        Contract  Settlement Date)  related
                                        to the applicable  portion of  such
                                        holder's  Purchase Contracts  to be
                                        settled  on such  Purchase Contract
                                        Settlement  Date remarketed  in the
                                        manner    described    herein    in
                                        connection   with    settling   the
                                        applicable portion of such Purchase
                                        Contracts,   or   (iv)   an   event
                                        described under "Description of the
                                        Purchase Contracts --  Termination"
                                        has occurred, then  (A) in the case
                                        of  Income  PRIDES  (unless  a  Tax
                                        Event Redemption has occurred), the
                                        Company will exercise its rights as
                                        a  secured party to  dispose of the
                                        related Senior  Notes in accordance
                                        with  the  applicable law  and will
                                        satisfy in full, from  the proceeds
                                        of such  disposition, such holder's
                                        obligation to purchase Common Stock
                                        under the applicable portion of the
                                        related Purchase Contracts, and (B)
                                        in  the case  of  Growth PRIDES  or
                                        Income  PRIDES  (if  a   Tax  Event
                                        Redemption   has   occurred)    the
                                        principal  amount  of the  Treasury
                                        Securities   or    the   Applicable
                                        Ownership Interest  in the Treasury
                                        Portfolio, as applicable, when paid
                                        at maturity,  will automatically be
                                        applied,  pursuant to  the exercise
                                        of such  rights by the  Company, to
                                        satisfy   in  full   such  holder's
                                        obligation to purchase Common Stock
                                        under the applicable portion of the
                                        related Purchase Contracts.

                                        In  the  event  that  a  holder  of
                                        either  Income   PRIDES  or  Growth
                                        PRIDES effects the early settlement
                                        of  the related  Purchase Contracts
                                        through the delivery of cash or, in
                                        the  case  of  an   Income  PRIDES,
                                        settles  the applicable  portion of
                                        such  Purchase Contracts  with cash
                                        on  the  Business  Day  immediately
                                        preceding   a   Purchase   Contract
                                        Settlement Date, as applicable, the
                                        related  Series D Notes or Series E
                                        Notes,    as     applicable,    the
                                        appropriate   Applicable  Ownership
                                        Interest in  the Treasury Portfolio
                                        or the Treasury Securities,  as the
                                        case  may be,  will be  released to
                                        such holder as described herein.

          Settlement Rate ...........   The number of  newly issued  shares
                                        of   Common  Stock   issuable  upon
                                        settlement   of    the   applicable
                                        portion  of each  Purchase Contract
                                        on  a Purchase  Contract Settlement
                                        Date  (Settlement   Rate)  will  be
                                        calculated  as follows  (subject to
                                        adjustment       under      certain
                                        circumstances):    (a)    if    the
                                        Applicable Market Value (as defined
                                        herein) is equal to or greater than
                                        $           (Threshold Appreciation
                                        Price, which is approximately
                                         %  above  the  last reported  sale
                                        price of the Common Stock set forth
                                        on   the   cover   page   of   this
                                        Prospectus   Supplement  (Reference
                                        Price)),  the Settlement  Rate will
                                        be  equal  to  $25  divided  by the
                                        Threshold Appreciation Price, or
                                            ; (b) if the  Applicable Market
                                        Value  is  less than  the Threshold
                                        Appreciation Price but greater than
                                        the Reference Price, the Settlement
                                        Rate  will be equal  to $25 divided
                                        by the Applicable Market Value; and
                                        (c) if the Applicable  Market Value
                                        is  less  than  or  equal   to  the
                                        Reference  Price,  the   Settlement
                                        Rate will  be equal to  $25 divided
                                        by the Reference Price, or
                                        .   See DESCRIPTION OF THE PURCHASE
                                        CONTRACTS -- "General."

          Holder's Obligations and
           Defaults .................   In addition to  the purchase  price
                                        paid for the FELINE PRIDES, holders
                                        are  obligated under  each Purchase
                                        Contract  to  purchase  for $25  in
                                        cash  Common  Stock not  later than
                                        the    First    Purchase   Contract
                                        Settlement Date and to purchase for
                                        $25 in cash Common Stock  not later
                                        than  the Second  Purchase Contract
                                        Settlement Date.  In addition, each
                                        holder of an Income  PRIDES (unless
                                        a   Tax    Event   Redemption   has
                                        occurred)  is  obligated to  notify
                                        the Purchase Contract Agent  of its
                                        intention  to  pay such  amounts in
                                        cash not later  than 5:00 p.m. (New
                                        York  City  time)   on  the   fifth
                                        Business Day immediately  preceding
                                        the corresponding Purchase Contract
                                        Settlement Date  unless such holder
                                        has already paid such amount.  Each
                                        holder  of a  Growth PRIDES  (or an
                                        Income  PRIDES,  if  a   Tax  Event
                                        Redemption    has    occurred)   is
                                        obligated  to  notify the  Purchase
                                        Contract Agent of its  intention to
                                        pay  such amounts in cash not later
                                        than 5:00 p.m. (New York City time)
                                        on   the    second   Business   Day
                                        immediately      preceding      the
                                        corresponding   Purchase   Contract
                                        Settlement Date  unless such holder
                                        has already paid  such amount.   So
                                        long as the  FELINE PRIDES are held
                                        by  the  Depositary, such  payments
                                        must  be made and such notices must
                                        be given by  the beneficial  owners
                                        through   the  procedures   of  the
                                        Depositary.

                                        Failure  to  make such  payments or
                                        give such notices will constitute a
                                        default under  the related Purchase
                                        Contract   and  will   entitle  the
                                        Collateral  Agent  or the  Company,
                                        without  further  recourse  to  the
                                        holder   or  beneficial   owner  in
                                        respect  of  its  related  purchase
                                        obligations   under  the   Purchase
                                        Contracts   to  foreclose   on  the
                                        corresponding pledged Senior Notes,
                                        Treasury  Securities or  Applicable
                                        Ownership Interest  in the Treasury
                                        Portfolio.    (See "DESCRIPTION  OF
                                        THE PURCHASE  CONTRACTS -- Holder's
                                        Obligations  and  Defaults"  for  a
                                        description    of    the   expected
                                        foreclosure procedures in the event
                                        of a default).

          Early Settlement ..........   A  holder  of  Income   PRIDES  may
                                        settle the entire remaining related
                                        Purchase Contracts on  or prior  to
                                        the fifth  Business Day immediately
                                        preceding either  Purchase Contract
                                        Settlement   Date  in   the  manner
                                        described   herein,  but   only  in
                                        integral  multiples  of  40  Income
                                        PRIDES;  provided,  however,   that
                                        such  settlements  may not  be made
                                        during  the  period from  the fifth
                                        Business Day immediately  preceding
                                        the    First   Purchase    Contract
                                        Settlement  Date through  the First
                                        Purchase Contract Settlement  Date,
                                        and  provided,  further,  if a  Tax
                                        Event Redemption has occurred prior
                                        to    such    Purchase     Contract
                                        Settlement  Date  and the  Treasury
                                        Portfolio has become a component of
                                        the   Income  PRIDES,   holders  of
                                        Income PRIDES may settle early only
                                        in integral  multiples of 1,600,000
                                        Income  PRIDES  at any  time  on or
                                        prior  to  the second  Business Day
                                        immediately preceding such Purchase
                                        Contract  Settlement Date  (but not
                                        during the period two Business Days
                                        immediately  preceding   the  First
                                        Contract  Settlement  Date  through
                                        the   First   Contract   Settlement
                                        Date).  A  holder of  Growth PRIDES
                                        may   settle  the   related  entire
                                        Purchase Contracts on  or prior  to
                                        the second Business Day immediately
                                        preceding  each  Purchase  Contract
                                        Settlement   Date  in   the  manner
                                        described  herein (in  either case,
                                        an  Early  Settlement). Upon  Early
                                        Settlement, (i) the holder's rights
                                        to   receive    Deferred   Contract
                                        Adjustment Payments on the Purchase
                                        Contracts  being  settled  will  be
                                        forfeited, (ii)  the holder's right
                                        to   receive   additional  Contract
                                        Adjustment  Payments in  respect of
                                        such   Purchase    Contracts   will
                                        terminate  and (iii)  no adjustment
                                        will be  made to or for  the holder
                                        on  account  of  Deferred  Contract
                                        Adjustment Payments,  or any amount
                                        accrued  in   respect  of  Contract
                                        Adjustment    Payments.         See
                                        DESCRIPTION    OF    THE   PURCHASE
                                        CONTRACTS -- "Early Settlement."

          Termination ...............   The  Purchase   Contracts  and  the
                                        rights   and  obligations   of  the
                                        Company  and  the  holders  of  the
                                        FELINE PRIDES thereunder (including
                                        the   right   to  receive   accrued
                                        Contract  Adjustment   Payments  or
                                        Deferred     Contract    Adjustment
                                        Payments, if any, and the right and
                                        obligation   to   purchase   Common
                                        Stock) will automatically terminate
                                        upon  the   occurrence  of  certain
                                        events of bankruptcy, insolvency or
                                        reorganization with  respect to the
                                        Company.    Upon such  termination,
                                        the  Collateral Agent  will release
                                        the  Senior  Notes, the  Applicable
                                        Ownership Interest  in the Treasury
                                        Portfolio    or     the    Treasury
                                        Securities,  as  the  case may  be,
                                        held by it to the Purchase Contract
                                        Agent   for  distribution   to  the
                                        holders, subject in the case of the
                                        Treasury Portfolio  to the Purchase
                                        Contract Agent's disposition of the
                                        subject  securities  for cash,  and
                                        the  payment of  such  cash to  the
                                        holders,  to  the  extent that  the
                                        holder  would  otherwise have  been
                                        entitled   to  receive   less  than
                                        $1,000 of any such security.   Upon
                                        such  termination,  there may  be a
                                        delay   before  such   release  and
                                        distribution.    In the  event that
                                        the Company becomes the  subject of
                                        a  case  under  the  United  States
                                        Bankruptcy Code of 1978, as amended
                                        (Bankruptcy  Code), such  delay may
                                        occur as a  result of the automatic
                                        stay under the Bankruptcy  Code and
                                        continue until  such automatic stay
                                        has been lifted.   See  DESCRIPTION
                                        OF   THE   PURCHASE  CONTRACTS   --
                                        "Termination."

          Lack of Voting Rights .....   Holders   of   Purchase   Contracts
                                        forming part of  the Income  PRIDES
                                        or    Growth   PRIDES    in   their
                                        capacities  as  such  holders  will
                                        have no voting  or other rights  in
                                        respect  of the  Common Stock.   In
                                        addition, holders  of Senior Notes,
                                        including Senior Notes forming part
                                        of the Income PRIDES, will not have
                                        any voting rights  with respect  to
                                        the Common Stock.


          SENIOR NOTES

          Maturity ..................   Unless a Tax  Event Redemption  has
                                        occurred, the Series  D Notes  will
                                        mature on  August 16, 2003  and the
                                        Series E Notes will mature on
                                        August 16, 2004.

          Series D Interest Payments    Interest  on  the  Series D  Notes,
                                        including Series D  Notes that  are
                                        components  of Income  PRIDES, will
                                        accrue  from  the  first   date  of
                                        issuance  of the Series D Notes and
                                        will  be  payable initially  at the
                                        annual  rate of            % to but
                                        excluding   the   First    Purchase
                                        Contract  Settlement  Date, and  in
                                        the case  of  Series D  Notes  that
                                        remain outstanding on and after the
                                        First Purchase  Contract Settlement
                                        Date,   from  the   First  Purchase
                                        Contract  Settlement  Date  to  but
                                        excluding August 16,  2003, at  the
                                        Series D Reset Rate.  Interest will
                                        be payable quarterly in  arrears on
                                        each February 16, May 16, August 16
                                        and November 16, commencing
                                        16, 1998.

          Series E Interest Payments    Interest  on  the  Series E  Notes,
                                        including Series E  Notes that  are
                                        components  of Income  PRIDES, will
                                        accrue  from  the  first   date  of
                                        issuance  of the Series E Notes and
                                        will  be  payable initially  at the
                                        annual  rate  of          % to  but
                                        excluding   the   Second   Purchase
                                        Contract  Settlement  Date, and  in
                                        the case  of  Series E  Notes  that
                                        remain outstanding on and after the
                                        Second Purchase Contract Settlement
                                        Date,  from   the  Second  Purchase
                                        Contract  Settlement  Date  to  but
                                        excluding August 16,  2004, at  the
                                        Series E Reset Rate.  Interest will
                                        be payable quarterly in  arrears on
                                        each February 16, May 16, August 16
                                        and    November   16,    commencing
                                                 16, 1998.

          Series D Market Rate Reset    The applicable interest rate on the
                                        Series   D    Notes   that   remain
                                        outstanding on and after  the First
                                        Purchase  Contract Settlement  Date
                                        will be reset on the third Business
                                        Day immediately preceding the First
                                        Purchase  Contract Settlement  Date
                                        to   the   Series  D   Reset  Rate,
                                        determined  by  the Reset  Agent as
                                        the rate the Series D  Notes should
                                        bear in order for Series D Notes to
                                        have an approximate market value of
                                        100.5%  of the  aggregate principal
                                        amount  on  the third  Business Day
                                        immediately  preceding   the  First
                                        Purchase Contract  Settlement Date;
                                        provided,  that   the  Company  may
                                        limit such  Series D Reset  Rate to
                                        be no higher  than the rate on  the
                                        Two-Year Benchmark Treasury plus
                                             basis points  (        %) and,
                                        provided further that the  Series D
                                        Reset  Rate  may  not   exceed  the
                                        maximum    rate     permitted    by
                                        applicable law.  Such  market value
                                        may    be    less    than    100.5%
                                        particularly  where  the  Series  D
                                        Reset  Spread  is   limited  to   a
                                        maximum of             % or if  the
                                        Series  D  Reset  Rate were  to  be
                                        limited  by applicable law.   It is
                                        currently anticipated that  Merrill
                                        Lynch,   Pierce,  Fenner   &  Smith
                                        Incorporated  will   be  the  Reset
                                        Agent.    See  DESCRIPTION  OF  THE
                                        SENIOR   NOTES   --  "Market   Rate
                                        Reset."

          Series E Market Rate Reset    The applicable interest rate on the
                                        Series   E    Notes   that   remain
                                        outstanding on and after the Second
                                        Purchase  Contract Settlement  Date
                                        will be reset on the third Business
                                        Day   immediately   preceding   the
                                        Second Purchase Contract Settlement
                                        Date  to the  Series E  Reset Rate,
                                        determined  by  the Reset  Agent as
                                        the rate the  Series E Notes should
                                        bear in order for Series E Notes to
                                        have an approximate market value of
                                        100.5% of their aggregate principal
                                        amount  on  the third  Business Day
                                        immediately  preceding  the  Second
                                        Purchase Contract  Settlement Date;
                                        provided,  that   the  Company  may
                                        limit such Series  E Reset Rate  to
                                        be no  higher than the rate  on the
                                        Two-Year  Benchmark  Treasury  plus
                                                 basis  points  (        %)
                                        and,  provided   further  that  the
                                        Series E Reset Rate may  not exceed
                                        the   maximum  rate   permitted  by
                                        applicable law.  Such  market value
                                        may    be    less    than    100.5%
                                        particularly  where  the  Series  E
                                        Reset  Spread  is   limited  to   a
                                        maximum  of          %  or  if  the
                                        Series  E Reset  Rate  were  to  be
                                        limited  by  applicable  law.   See
                                        DESCRIPTION OF THE SENIOR  NOTES --
                                        "Market Rate Reset."

          Ranking ...................   The Senior Notes will  be unsecured
                                        obligations of the Company and will
                                        rank  on a  parity with  all senior
                                        unsecured   indebtedness   of   the
                                        Company.  The indenture under which
                                        the Senior  Notes are to  be issued
                                        does  not limit the  amount of debt
                                        the   Company   or   any   of   its
                                        subsidiaries  may  incur.   Because
                                        the  Company  is a  holding company
                                        that  derives substantially  all of
                                        its   income  from   its  operating
                                        subsidiaries, the Senior Notes will
                                        be effectively subordinated to debt
                                        and   preferred    stock   at   the
                                        subsidiary level.   See DESCRIPTION
                                        OF THE SENIOR NOTES -- "General."

          Optional Remarketing ......   On  or prior to  the fifth Business
                                        Day   immediately   preceding  each
                                        Purchase Contract  Settlement Date,
                                        but  no  earlier  than the  Payment
                                        Date  immediately  preceding   such
                                        Purchase Contract  Settlement Date,
                                        holders  of Series D  Notes (in the
                                        case of the First Purchase Contract
                                        Settlement Date) or Series  E Notes
                                        (in the case of the Second Purchase
                                        Contract Settlement  Date) that are
                                        not components of Income PRIDES may
                                        elect to have their Series  D Notes
                                        or Series E  Notes, as  applicable,
                                        remarketed,  by   delivering  their
                                        Series  D Notes or  Series E Notes,
                                        as applicable, along with  a notice
                                        of such election  to             as
                                        custodial agent  (Custodial Agent).
                                        Holders of Series D Notes or
                                        Series  E   Notes,  as  applicable,
                                        electing  to  have  their Series  D
                                        Notes or Series E  Notes remarketed
                                        will   also   have  the   right  to
                                        withdraw such election on  or prior
                                        to    the   fifth    Business   Day
                                        immediately      preceding      the
                                        applicable     Purchase    Contract
                                        Settlement  Date.   See DESCRIPTION
                                        OF  THE  SENIOR NOTES  -- "Optional
                                        Remarketing."

          Limitation on Liens .......   The Company may not grant a lien on
                                        the capital  stock  of any  of  its
                                        subsidiaries to secure indebtedness
                                        of  the  Company without  similarly
                                        securing  the  Senior  Notes,  with
                                        certain     exceptions.         See
                                        DESCRIPTION  OF DEBT  SECURITIES --
                                        "Limitation   on   Liens"  in   the
                                        accompanying Prospectus.

          Put Option Upon a Failed
            Remarketing .............   If   a   Failed   Remarketing   has
                                        occurred, then (i) in the case of a
                                        Failed Remarketing as to  the First
                                        Purchase Contract Settlement  Date,
                                        holders of Series  D Notes  holding
                                        such Series D  Notes following  the
                                        First Purchase Contract  Settlement
                                        Date  will have  the  right to  put
                                        such Series D Notes directly to the
                                        Company on September 1,  2001, upon
                                        at least three Business Days' prior
                                        notice, at  a  price equal  to  the
                                        principal amount,  plus accrued and
                                        unpaid  interest, if  any, thereon,
                                        and  (ii) in the  case of  a Failed
                                        Remarketing   as   to  the   Second
                                        Purchase Contract  Settlement Date,
                                        holders of Series  E Notes  holding
                                        such Series E  Notes following  the
                                        Second Purchase Contract Settlement
                                        Date will  have  the right  to  put
                                        their  Series  E Notes  directly to
                                        the Company on  September 1,  2002,
                                        upon at least three  Business Days'
                                        prior notice, at  a price equal  to
                                        their   principal    amount,   plus
                                        accrued  and  unpaid  interest,  if
                                        any,  thereon.  See DESCRIPTION  OF
                                        THE  SENIOR  NOTES  -- "Put  Option
                                        Upon Failed Remarketing."

          Tax Event Redemption ......   The Senior Notes are redeemable, at
                                        the  option of the  Company, on not
                                        less than 30 days' or  more than 60
                                        days' prior written notice in whole
                                        but not in part upon the occurrence
                                        and  continuation  of  a Tax  Event
                                        under  the circumstances  described
                                        herein at a Redemption  Price equal
                                        to,  for  each  Senior   Note,  the
                                        Redemption  Amount   together  with
                                        accrued and unpaid interest  to the
                                        date    of    redemption.       See
                                        DESCRIPTION OF THE SENIOR  NOTES --
                                        "Tax  Event  Redemption."   If such
                                        Tax  Event Redemption  occurs prior
                                        to  the  Second  Purchase  Contract
                                        Settlement  Date,   the  Redemption
                                        Price  payable  in  respect of  any
                                        Income PRIDES  holders' interest in
                                        the  Senior Notes  will be  paid to
                                        the Collateral Agent, which in turn
                                        will apply  an amount equal  to the
                                        Redemption    Amount     of    such
                                        Redemption  Price  to purchase  the
                                        Treasury Portfolio on behalf of the
                                        holders of Income PRIDES  and remit
                                        the remaining portion,  if any,  of
                                        such   Redemption   Price  to   the
                                        Purchase Contract Agent for payment
                                        to holders of  such Income  PRIDES.
                                        The  Treasury   Portfolio  will  be
                                        substituted  for  the Senior  Notes
                                        and  will  be   pledged  with   the
                                        Collateral  Agent  to  secure  such
                                        Income PRIDES  holders' obligations
                                        to purchase the Common  Stock under
                                        their  Purchase  Contracts.   Other
                                        than  in the event  of a  Tax Event
                                        Redemption,  the  Company will  not
                                        have  the  ability  to  redeem  the
                                        Senior Notes prior to  their stated
                                        maturity  date. See  DESCRIPTION OF
                                        THE  SENIOR  NOTES  --  "Tax  Event
                                        Redemption of Senior Notes."

          Certain Federal Income Tax
            Consequences Related to the
            Income PRIDES, Growth
            PRIDES and Senior Notes .   A beneficial owner of Income PRIDES
                                        or  Senior  Notes  will include  in
                                        gross income the stated interest on
                                        the Senior Notes when such interest
                                        income  is  paid   or  accrued   in
                                        accordance with  its regular method
                                        of  tax  accounting.   The  Company
                                        intends    to    report    Contract
                                        Adjustment  Payments  as income  to
                                        holders of Income PRIDES and Growth
                                        PRIDES,  but  such  holders  should
                                        consult    their    tax    advisors
                                        concerning the possibility that the
                                        Contract Adjustment Payments may be
                                        treated  as  loans, purchase  price
                                        adjustments,   rebates  or   option
                                        premiums   rather  than   as  being
                                        includible in income  on a  current
                                        basis. A beneficial owner of Growth
                                        PRIDES will be required  to include
                                        in  gross  income   any  OID   with
                                        respect to  the Treasury Securities
                                        as  it accrues on  a constant yield
                                        to maturity basis.  If a Tax  Event
                                        Redemption    has    occurred,    a
                                        beneficial  owner of  Income PRIDES
                                        will  be  required  to  include  in
                                        gross income its allocable share of
                                        OID on the Treasury Portfolio as it
                                        accrues  on  a  constant  yield  to
                                        maturity   basis.     See   CERTAIN
                                        FEDERAL INCOME TAX CONSEQUENCES.

                                 EXPLANATORY DIAGRAMS

               For illustrative purposes only, the following diagrams demonstrate some of the key features of Purchase Contracts, Income PRIDES, Growth PRIDES and Senior Notes and the transformation of Income PRIDES into Growth PRIDES and Senior Notes. The hypothetical percentages, coupon rates and time periods below are for illustration only. There can be no assurance that the actual percentage of shares delivered will be limited by the range of hypothetical percentages shown. In addition, there can be no assurance that payment rates on the FELINE PRIDES will be at the levels set forth below.

               The following diagrams and the related text are not complete, are general in nature and are qualified in their entirety by more detailed information appearing elsewhere in the accompanying Prospectus, this Prospectus Supplement and in documents which are on file with the Securities and Exchange Commission (Commission).

          FELINE PRIDES PURCHASE CONTRACT

               . Income PRIDES and Growth PRIDES both include a Purchase Contract under which the investor agrees to purchase shares of Common Stock of the Company at the end of three years and four years. In addition, the Purchase Contracts include specified Contract Adjustment Payments shown in the diagrams on the following pages.


                             [PURCHASE CONTRACT DIAGRAM]


          ________________
            * For each of  the percentage categories shown,  the percentage of shares to be delivered at each maturity to an investor in Income PRIDES or Growth PRIDES is determined by dividing the related number of shares to be delivered, as indicated in the footnote for each such category, by an amount equal to $25 divided by the Reference Price.

           ** The number of shares to be delivered will be calculated by dividing $25 by the Reference Price.

          *** The number of shares to be delivered will be calculated by dividing $25 by the Applicable Market Value.

        **** The number of shares to be delivered will be calculated by dividing $25 by the Threshold Appreciation Price.

          INCOME PRIDES

              . Income PRIDES consist of three components as described below:


                                [INCOME PRIDES DIAGRAM]


              . The investor owns the Senior Notes, but will pledge them to the Company to secure the investor's obligations under the Purchase Contract.

          GROWTH PRIDES

              .  Growth PRIDES consist of two components as described below:


                              [GROWTH PRIDES DIAGRAM]


              . The investor owns the Zero-Coupon Treasury Securities, but will pledge them to the Company to secure the investor's obligations under the Purchase Contract.

          SENIOR NOTES

              .  Senior Notes have the terms described below:


                                [SENIOR NOTES DIAGRAM]


              . The holder of Series D Notes or Series E Notes that are a component of Income PRIDES has an option at the end of year 3 or 4, as applicable, to either:

                 . Cash settle the applicable portion of each Purchase Contract for $25 and receive Series D Notes or Series E Notes, as applicable, whose rate has been reset at the end of year 3 or 4, as applicable, or

                 . Cash settle each Purchase Contract by allowing the applicable series of Senior Notes to be included in the remarketing process, or

                 . Cash settle the applicable portion of each Purchase Contract for $25 and receive the Series D Note whose rate has been reset at the end of year 3 and cash settle the applicable portion of each Purchase Contract by allowing the Series E Note to be included in the remarketing process, or

                 . Cash settle the applicable portion of each Purchase Contract for $25 by allowing the Series D Note to be included in the remarketing process at the end of year 3 and cash settle the applicable portion of each Purchase Contract and receive the Series E Note whose rate has been reset at the end of year 4.

              . The holder of Series D Notes or Series E Notes that are separate and not a component of Income PRIDES has the option at the end of year 3 or 4, as applicable, to either:

                 . Continue to hold the Series D Notes or Series E Notes whose rate has been reset at the end of year 3 or 4, as applicable, or

                 . Deliver the Series D Notes or Series E Notes, as applicable, to the Custodial Agent to be included in the remarketing process.

          TRANSFORMING INCOME PRIDES INTO GROWTH PRIDES AND SENIOR NOTES

             . To create a Growth PRIDES, the investor separates  an Income
               PRIDES into its components -- the Purchase Contract and the Senior Notes -- and then combines the Purchase Contract with specific Zero-Coupon Treasury Securities which mature concurrently with the maturities of the applicable portions of the Purchase Contract.

             . The investor  owns the Zero-Coupon  Treasury Securities  but will pledge them to the Company to secure its obligations under the Purchase Contract.

             . The  Zero-Coupon  Treasury   Securities  together  with  the
               Purchase Contract constitute a Growth PRIDES. Each of the Senior Notes which are no longer a component of the Income PRIDES will be released to the investor and will be tradeable as separate securities.


                               [TRANSFORMING DIAGRAMS]


             . The  investor can  also transform  Growth PRIDES  and Senior
               Notes into Income PRIDES.

             . The transformation of  Income PRIDES and Treasury Securities into Growth PRIDES and Senior Notes, and the transformation of Growth PRIDES and Senior Notes into Income PRIDES and Treasury Securities, require certain minimum amounts of securities, as more fully described herein.

                                     RISK FACTORS

               Potential purchasers of the Securities offered hereby should carefully consider the risk factors set forth herein as well as other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

          INVESTMENT IN FELINE PRIDES REQUIRES HOLDERS TO PURCHASE COMMON STOCK; RISK OF DECLINE IN EQUITY VALUE

               Although holders of the FELINE PRIDES will be the beneficial owners of the related Senior Notes, Treasury Portfolio or Treasury Securities, as the case may be, prior to the settlement of the Purchase Contracts on a Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the applicable portion of the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds derived from the remarketing of the Senior Notes or the principal of the related Treasury Securities, or the Applicable Ownership Interest in the Treasury Portfolio, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of FELINE PRIDES has cash settled, following the applicable Purchase Contract Settlement Date, the holder will own shares of Common Stock rather than a beneficial ownership interest in Senior Notes, Treasury Securities or the Treasury Portfolio, as the case may be on and after such date. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "General." There can be no assurance that the market value of the Common Stock receivable by the holder on the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date, will be equal to or greater than the Stated Amount or Remaining Stated Amount, respectively, of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock with respect to a Purchase Contract Settlement Date is less than the Reference Price, then the aggregate market value of the Common Stock issued to the holder in settlement of the applicable portion of each Purchase Contract on such Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount or Remaining Stated Amount, respectively, paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock on the date hereof, in which case an investment in the FELINE PRIDES will result in an economic loss as of such Purchase Contract
          Settlement Date. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

          LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

               The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on a Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount or Remaining Stated Amount, as the case may be, if the Applicable Market Value of the Common Stock with respect to such date exceeds the Threshold Appreciation Price
          (which represents an appreciation of         % over the Reference
          Price). Moreover, in such event, holders of FELINE PRIDES would receive on the applicable Purchase Contract Settlement Date only
                % (the percentage equal to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase Contract Settlement Date only
           % of the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price.

          FACTORS AFFECTING TRADING PRICES

               The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to determine whether the price of the Common Stock or interest rates will rise or fall. Trading prices of the Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Senior Notes and Common Stock.

          LACK OF VOTING RIGHTS

               Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on a Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event of an annual or special meeting of the shareholders of the Company for which the record date for determining the shareholders of record entitled to vote on matters presented to such meeting occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on the election of directors or any other matter presented to such meeting for a vote thereon by the shareholders. Holders of Senior Notes will have no voting rights with respect to Common Stock.

          DILUTION OF COMMON STOCK

               The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on a Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on a Purchase Contract Settlement Date or as a result of Early
          Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions or the issuance of Common Stock in connection with the First Purchase Contract Settlement Date. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Senior Notes and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on each Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

          POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

               It is not possible to determine how Income PRIDES, Growth PRIDES or Senior Notes will trade in the secondary market or whether such market will be liquid or illiquid. Income PRIDES and Growth PRIDES are novel securities and there is currently no secondary market for either Income PRIDES or Growth PRIDES. The Company intends to apply for listing of the Income PRIDES and the Growth PRIDES on the NYSE, but does not intend to apply for any separate listing of the Senior Notes. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Senior Notes, the ability of holders to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES or Growth PRIDES were to substitute Treasury Securities for Senior Notes or Senior Notes for Treasury Securities, thereby converting their Income PRIDES to Growth PRIDES or their Growth PRIDES to Income PRIDES, as the case may be, the liquidity of Income PRIDES, Growth PRIDES and Senior Notes could be adversely affected. There can be no assurance that, if they are listed on the NYSE, the Income PRIDES or the Growth PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES or the Growth PRIDES will not be suspended as a result of the election by holders to create Income PRIDES or Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES or Growth PRIDES to fall below the current requirement for listing securities on the NYSE that at least 1,000,000 of each of the Income PRIDES or Growth PRIDES be outstanding at any time.

          PLEDGED SECURITIES ENCUMBERED

               Although the beneficial owners of FELINE PRIDES will be the beneficial owners of the related Senior Notes, Treasury Portfolio or Treasury Securities (together, Pledged Securities), as applicable, the Pledged Securities will be pledged to and held by the Collateral Agent to secure the obligations of the holders under  the  related  Purchase  Contracts.  Thus,  rights  of  the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code.

          HOLDING COMPANY; NO LIMITATION ON ISSUANCE OF INDEBTEDNESS BY COMPANY OR SUBSIDIARIES

               The Senior Notes will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. While the Indenture contemplates securing indebtedness issued thereunder in certain very limited circumstances (see, for example, DESCRIPTION OF DEBT SECURITIES -
          - "Limitation on Liens" in the accompanying Prospectus), the Company has no current intention of so securing the Senior Notes. The Indenture provides for the issuance of debt securities (including the Senior Notes), notes or other unsecured evidences of indebtedness by the Company in an unlimited amount from time to time. The Indenture provides that the Company may not grant a lien on the capital stock of any of its subsidiaries to secure debt obligations of the Company without similarly securing the Senior Notes, with certain exceptions. However, the Indenture does not limit the aggregate amount of indebtedness the Company or its subsidiaries may issue nor does it limit the ability of the Company's subsidiaries to grant a lien on the capital stock of their respective subsidiaries. The Company is a holding company that derives substantially all of its income from its operating subsidiaries. The Senior Notes therefore will be effectively subordinated to debt and preferred stock at the subsidiary level. The financial statements of the Company and its predecessors included in the Incorporated Documents show the aggregate amount of such subsidiary debt and preferred stock and other debt of the Company as of the date of such statements.

          TAX EVENT REDEMPTION

               The  Senior Notes  are  redeemable,  at  the option  of  the
          Company, on not less than 30 days' or more than 60 days' prior written notice, in whole but not in part, upon the occurrence and continuation of a Tax Event under the circumstances described herein at a Redemption Price equal to, for each Senior Note, the Redemption Amount plus accrued and unpaid interest. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." If the Tax Event Redemption has occurred prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in respect of the Income PRIDES holders' interest in the Senior Notes will be paid to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES. Holders of Senior Notes not held in the form of Income PRIDES will receive redemption payments directly. The Treasury Portfolio will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure such Income PRIDES holders' obligations to purchase the Company's Common Stock under their Purchase Contracts. There can be no assurance as to the impact on the market prices for the Income PRIDES of the substitution of the Treasury Portfolio as collateral in replacement of any Senior Notes so redeemed. See DESCRIPTION OF THE SENIOR NOTES -- "Tax Event Redemption." A Tax Event Redemption will be a taxable event to the beneficial owners of the Senior Notes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Tax Event Redemption of Senior Notes."

          RIGHT TO DEFER CONTRACT ADJUSTMENT PAYMENTS

               The  Company  may,  at  its option,  defer  the  payment  of
          Contract Adjustment Payments. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment
          Payments and Deferred Contract Adjustment Payments will also terminate. In the event that the Company elects to defer the payment of Contract Adjustment Payments until a Purchase Contract Settlement Date, each holder of such related Purchase Contracts will receive on the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date, as applicable, in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value on such date. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Contract Adjustment Payments."

          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

               No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

          PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF PURCHASE CONTRACT AGENT

               Although the Senior Notes constituting a part of the Income PRIDES will be issued pursuant to the Indenture, which will be qualified under the Trust Indenture Act of 1939, as amended (Trust Indenture Act), the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders of FELINE PRIDES will not have the benefit of the protections of the Trust Indenture Act. Among the protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act are disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act if the indenture securities are in default; ineligibility of any trustee directly or indirectly controlling, controlled by or under common control with any obligor upon the indenture; certification by the indenture trustee to the Commission that it is eligible to serve as indenture trustee; provisions preventing a trustee that is also a creditor of the obligor from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities; requirement that each obligor deliver to the indenture trustee an annual certificate from a principal officer with evidence of compliance with the indenture; requirement that the obligor furnish the indenture trustee with evidence of compliance with the conditions precedent, if any, provided in the indenture for any action requested by such obligor, including a certificate or opinions of officers of such obligor and an opinion of counsel that such conditions have been complied with; requirement that the indenture trustee exercise in case of default the same degree of care and skill as a prudent man would exercise under the circumstances in the conduct of his own affairs; and civil and criminal penalties for violations of the Trust Indenture Act. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to the holders of FELINE PRIDES. See CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT -- "Information Concerning the Purchase Contract Agent."

          TRADING PRICE OF THE SENIOR NOTES

               The Senior Notes may trade at a price that does not fully reflect the value of accrued but unpaid interest. A holder who disposes of his Senior Notes between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Senior Notes through the date of disposition in income as ordinary income for United States federal income tax purposes (i.e., interest), and to add such amount to such holder's adjusted tax basis in the Senior Notes disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss for tax purposes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Senior Notes -- Interest Income" and -- "Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

                               SELECTED FINANCIAL DATA

     (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS, RATIOS AND PERCENTAGES)

               The following material, which is presented herein solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the other information appearing in this Prospectus Supplement, the accompanying Prospectus and the Incorporated Documents. For financial  reporting purposes,  the  Company is  treated, as  the successor to TEI. References to the Company that relate to periods prior to August 5, 1997, shall be deemed to be references to TEI. Since the acquisitions of ENSERCH, LCC and Eastern Energy Ltd., an Australian subsidiary acquired in 1995, were purchase business combinations, for purposes of the historical financial information no financial information for those companies is included for periods prior to their dates of acquisition. Pro forma financial information for the twelve months ended December 31, 1997 includes adjustments to reflect the acquisition of TEG, full year's results of ENSERCH and LCC and the repurchase by the Company of shares of its Common Stock.



                                                HISTORICAL
                          -----------------------------------------------------
                                           TWELVE MONTHS ENDED
                          -----------------------------------------------------
                                               DECEMBER 31,
                          -----------------------------------------------------
                              1993         1994         1995           1996
                              ----         ----         ----           ----
     Income statement
       data:
       Operating
         Revenues . . . .  $5,434,512   $5,663,543   $5,638,688     $6,550,928
       Net Income
         (Loss)(a)  . . .  $  368,660   $  542,799   $ (138,645)    $  753,606
     Basic Earnings
       (loss) per share .       $1.66        $2.40       $(0.61)         $3.35
     Diluted Earnings
       (loss) per share .       $1.66        $2.40       $(0.61)         $3.35
     Average shares of
       common stock
       outstanding  . . .     221,555      225,834      225,841        225,160
     Ratio of
       Earnings to Fixed
       Charges(a) . . . .        1.89         2.29         0.84           2.39



                                 HISTORICAL                 PRO FORMA(b)(c)
                          -------------------------    -------------------------
                             TWELVE MONTHS ENDED                        THREE
                          -------------------------                     MONTHS
                                                         DECEMBER       ENDED
                          DECEMBER 31,   MARCH 31,          31,        MARCH 31,
                          -------------------------    -------------------------

                               1997         1998           1997         1998
                               ----         ----           ----         ----
     Income statement
       data:
       Operating
         Revenues . . . .   $7,945,608   $8,950,470    $14,783,608   $4,213,666
       Net Income
         (Loss)(a)  . . .   $  660,454   $  672,284    $   820,454   $  225,629
     Basic Earnings
       (loss) per share .        $2.86        $2.85          $2.90        $0.80
     Diluted Earnings
       (loss) per share .        $2.85        $2.84          $2.89        $0.80
     Average shares of
       common stock
       outstanding  . . .      230,258      236,118        282,833      282,836
     Ratio of Earnings
       to Fixed
       Charges(a) . . . .         2.25         2.24           1.83         1.89




                                     HISTORICAL  PRO FORMA(b)     ADJUSTED(d)
                                     ----------  ------------   ---------------

                                          OUTSTANDING AT
                                          MARCH 31, 1998        AMOUNT  PERCENT
                                    -------------------------   ------  -------

     Capitalization:
     Long-term Debt, less amounts
       due currently . . . . . . .   $ 8,775,071  $15,276,071   $
     Preferred Stock:
       Not subject to mandatory
         redemption  . . . . . . .       190,055      190,055
       Subject to mandatory
         redemption  . . . . . . .        20,604       20,604
                                    ------------   ----------
         Total Preferred Stock . .       210,659      210,659
     Subsidiary Obligated
       Mandatorily Redeemable
       Preferred Securities of
       Trusts Holding Solely
       Debentures of
       Subsidiary(e)   . . . . . .       822,971      822,971
     Common Stock Equity . . . . .     6,865,349    8,318,349
                                     -----------  -----------     -----
       Total Capitalization  . . .   $16,674,050  $24,628,050   $         100.0%
                                     ===========  ===========   =======   -----


          (a)  The twelve-month period ended December 31, 1993 was affected
               by   the  recording  of   regulatory  disallowances   in  TU
               Electric's  Docket 11735.    The  twelve-month period  ended
               December 31, 1995 was affected by the impairment of several nonperforming assets, including TU Electric's partially
               completed   Twin  Oak   and   Forest  Grove   lignite-fueled
               facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such impairment, on an
               after-tax  basis,  amounted to  $802  million.   The  twelve
               months ended December 31, 1997 include a one time base revenue refund of $81 million as a result of a settlement with the Public Utility Commission of Texas (PUC) and a fuel disallowance charge of $80 million as a result of a fuel reconciliation proceeding before the PUC. (See the 1997 10-K.)
          (b) Pro Forma income statement data for the twelve months ended December 31, 1997 combines the income statement data for that period of the Company, as adjusted, with income statement data for that period of the TEG businesses
               acquired by  the Company.   Pro forma income  statement data
               for the three months ended March 31, 1998 combines income statement data for that period of the Company with income statement data for the three months ended December 31, 1997
               for the  TEG businesses acquired.   Pro forma capitalization
               as of March 31, 1998 combines the Company's capitalization as of March 31, 1998 with the capitalization of the TEG businesses acquired as of September 30, 1997, the latest available balance sheet data. See the Company's Current Report on Form 8-K dated May 27, 1998, as amended on June
               25, 1998.
          (c) The pro forma income statement data for the three months ended March 31, 1998 may not be indicative of a full year's results.
          (d) To give effect to (1) the application of the net proceeds from the issuance of the FELINE PRIDES and the Senior Notes,
               (2)  the   issuance  by  TU   Electric  in  April   1998  of
               $350,000,000 aggregate principal amount of its Floating Rate Debentures, (3) the issuance by ENSERCH Capital I in July 1998 of $150,000,000 aggregate liquidation amount of its Floating Rate Capital Securities. Adjusted amounts do not reflect any possible future (i) sales from time to time by the Company of shares of its common stock pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan and certain employee benefit plans , (ii) sales by TU Electric of up to an additional $498,850,000 principal amount of its Senior Debt and $25,000,000 of its cumulative preferred stock and (iii) sales by ENSERCH of up to $100,000,000 aggregate principal amount of securities, for each of which registration statements are effective pursuant to Rule 415 under the Securities Act.
          (e)  The   sole  assets   of  such   trusts  consist   of  junior
               subordinated debentures of TU Electric or ENSERCH, as the case may be, in principal amounts, and having other payment terms, corresponding to the securities issued by such trusts.

                      PRICE RANGE OF COMMON STOCK AND DIVIDENDS

               The high and low closing prices of the Common Stock, as reported on the NYSE consolidated tape (NYSE ticker symbol:
          "TXU"), for the periods indicated, are presented below:


                                                                  DIVIDENDS
                                                HIGH      LOW       PAID
                                                ----      ---     ---------
          1996:
            First Quarter . . . . . . . . . . $42 3/8   $38 1/8     $0.50
            Second Quarter  . . . . . . . . .  42 3/4    39          0.50
            Third Quarter . . . . . . . . . .  43 3/8    39 5/8      0.50
            Fourth Quarter  . . . . . . . . .  41 7/8    39 1/8      0.50
          1997:
            First Quarter . . . . . . . . . . $41 3/4   $34 1/2     $0.525
            Second Quarter  . . . . . . . . .  36 7/8    31 3/4      0.525
            Third Quarter . . . . . . . . . .  36 1/8    33 11/16    0.525
            Fourth Quarter  . . . . . . . . .  41 9/16   35          0.525
          1998:
            First Quarter . . . . . . . . . . $42 5/8   $38 13/16   $0.55
            Second Quarter  . . . . . . . . .  42 1/2    38 3/8     $0.55
            Third Quarter
              (through July 2, 1998)  . . . .  41 15/16  41 3/8     $0.55


          --------------------

               The Company, or its predecessor TEI, have declared common stock dividends payable in cash in each year since TEI's incorporation in 1945. A regular quarterly dividend of 55 cents per share was paid on July 1, 1998 to shareholders of record on June 5, 1998.


                                   USE OF PROCEEDS

               All of the proceeds from the sale of the Growth PRIDES will be used to purchase the underlying Treasury Securities to be transferred to holders of the Growth PRIDES pursuant to the terms thereof. All of the proceeds from the sale of the Senior Notes that are not components of Income PRIDES and all of the proceeds from the sale of the Income PRIDES will be paid to the Company. The Company currently anticipates using substantially all of the net proceeds from the sale of the Senior Notes and the Income
          PRIDES, estimated to be  approximately $           million (after
          deducting the underwriting commissions), to repay short-term indebtedness incurred in connection with the acquisition of TEG, with any remainder being used for general corporate purposes.

                                 ACCOUNTING TREATMENT

               The Purchase  Contracts  are  forward  transactions  in  the
          Common Stock. Upon each settlement of a Purchase Contract, the Company will receive $25 on such Purchase Contract and will issue the requisite number of shares of Common Stock. The $25 thus received will be credited to the Common Stock account in shareholders' equity. The present value of the related Contract Adjustment Payments will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

               Prior to the issuance of shares of Common Stock upon any settlement of a Purchase Contract, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                           DESCRIPTION OF THE FELINE PRIDES

               The following summary of certain terms of the FELINE PRIDES offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete, and is subject to, and qualified in its entirety by the forms of Purchase Contract Agreement, Pledge Agreement and Indenture (including the definitions therein of certain terms) which are on file with the Commission.

               Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract
          Agent.   The FELINE PRIDES offered  hereby initially will consist
          of (A)         units referred to as Income PRIDES and (B)
          units referred to as Growth PRIDES. Each Income PRIDES initially will consist of a unit with a Stated Amount of $50 comprised of
          (a) a Purchase Contract under which (i) the holder (including, initially, an Underwriter) will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate, described below under DESCRIPTION OF THE
          PURCHASE CONTRACTS   --  "General," (ii) the holder will purchase
          from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of shares of Common Stock of the Company equal to the Settlement Rate, and (iii) the Company will pay to the holder Contract Adjustment Payments at
          the rate  of          % of the Stated Amount  ($50) per  annum
          prior to  the First  Purchase Contract Settlement Date,  and at
          the rate of          % of  the Remaining  Stated Amount  ($25)
          per annum thereafter until the Second Purchase Contract Settlement Date, and (b) (i) prior to the First Purchase Contract Settlement Date, beneficial ownership of a Series D Note having a principal amount of $25, and a Series E Note having a principal amount of $25, and (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, beneficial ownership of a Series E Note, having a principal
          amount of $25.   Upon the occurrence of  a Tax Event Redemption
          prior to the Second Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio will be substituted for the related Senior Notes. "Applicable Ownership Interest" means, with respect to an Income
          PRIDES  and   the  U.S.  Treasury  Securities   in  the  Treasury
          Portfolio, (A) prior to the First Purchase Contract Settlement Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2001 and a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip on a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2002, and (ii) for each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, a
              % undivided beneficial ownership interest in a $1,000 face amount of each such U.S. Treasury Security which is a principal or interest strip maturing on such date or (B) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to August 15, 2002 and (ii) for each scheduled interest payment date on the Series E Notes that occurs
          after  a Tax Event Redemption Date, a      % undivided beneficial
          ownership interest in a $1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

               Each Growth PRIDES will initially consist of a unit with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company not later than the First Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of the Company's Common Stock equal to the Settlement Rate, (ii) the holder will purchase from the Company not later than the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, and
          (iii)  the  Company  will  pay  the  holder  Contract  Adjustment
          Payments at the rate  of         % of the Stated Amount ($50) per
          annum prior to  the First Purchase Contract  Settlement Date, and
          at the rate of         % of the Remaining Stated Amount ($25) per
          annum thereafter until the Second Purchase Contract Settlement Date, and (b) (i) prior to the First Purchase Contract Settlement Date, a 1/40 undivided beneficial ownership interest in a 3-year

          Treasury Security having a principal amount at maturity equal to $1,000 and a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000 or (ii) from the First Purchase Contract Settlement Date to the Second Purchase Contract Settlement Date, a 1/40 undivided beneficial interest in a 4-year Treasury Security having a principal amount at maturity equal to $1,000.

               The purchase price of each Income PRIDES and Growth PRIDES will be allocated between the related Purchase Contract and the related Senior Notes, in the case of Income PRIDES, and between the related Purchase Contract and the related interest in the Treasury Securities in the case of Growth PRIDES, as applicable, in proportion to their respective fair market values. The Company will report the fair market value of each Senior Note and
          each interest in a Treasury Security as $         and $         ,
          respectively, and the fair market value of each Purchase Contract
          as $         .   Such position generally will be binding  on each
          beneficial owner of each Income PRIDES (but not on the IRS (as defined herein)). See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "FELINE PRIDES -- Allocation of Purchase Price." As long as a FELINE PRIDES is in the form of an Income PRIDES or Growth PRIDES, the related Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities, as applicable, will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

          CREATING GROWTH PRIDES

               Each holder of an Income PRIDES will have the right, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, to substitute for the related Senior Notes or, if a Tax Event has occurred, the related Applicable Ownership Interest in the Treasury Portfolio held by the Collateral Agent, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of, and having maturities corresponding to the Purchase Contract Settlement Dates for the Purchase Contracts secured by, the related Senior Notes or such Applicable Ownership Interest. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 40 Income PRIDES; provided, however, that such substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and provided, further, that if a Tax Event Redemption has occurred prior to the Second Purchase Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may make such substitutions only in integral multiples of 1,600,000 Income PRIDES (but obtaining the release of the appropriate Applicable Ownership Interest in the Treasury Portfolio rather than the Senior Notes) at any time on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Accordingly, in such case holders wishing to make such substitution must hold at least 1,600,000 Income PRIDES. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 40 Growth PRIDES (unless a Tax Event Redemption has occurred), the Income PRIDES holder will (a) (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, deposit with the Collateral Agent a 3-year Treasury Security having a principal amount at maturity of $1,000 and a 4-year Treasury Security having a principal amount at maturity of $1,000, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, deposit with the
          Collateral Agent a 4-year Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 40 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited the required Treasury Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 40 Senior Notes that were components of such 40 Income PRIDES. Holders of Income PRIDES wishing to create Growth PRIDES will also be required to deliver cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last date to which Contract Adjustment Payments were made through the date of substitution on the Growth PRIDES being created by such holders, over the

          Contract Adjustment Payments that have accrued over the same period on the related Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Senior Notes from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Income PRIDES, (ii) transfer the Senior Notes to such holder and (iii) deliver 40 Growth PRIDES to the holder. The Treasury Securities will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Dates. The related Senior Notes released to the holder thereafter will trade separately from the resulting Growth PRIDES. Contract Adjustment Payments for the period prior to the First Purchase Contract Settlement Date will be payable quarterly by the Company on such Growth PRIDES at the rate of % of the Stated Amount ($50)
          per annum on  each Payment Date from the later  of         , 1998
          and the last Payment Date on which Contract Adjustment Payments were paid, and at the rate of % of the Remaining Stated Amount ($25) per annum for the period beginning on the First Purchase Contract Settlement date, subject in each case to the Company's right to defer Contract Adjustment Payments. In addition, OID will accrue on the related Treasury Securities for United States federal income tax purposes. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES - "Treasury Securities - Original Issue Discount."

          CREATING INCOME PRIDES

               Each  holder  of  a  Growth  PRIDES  (unless  a   Tax  Event
          Redemption has occurred) will have the right, at any time on or prior to the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date, to substitute for the related Treasury Securities held by the Collateral Agent Senior Notes of the corresponding series in an aggregate principal amount equal to the aggregate principal amount of such Treasury Securities, thereby creating Income PRIDES. Because Treasury Securities are issued in integral multiples of $1,000, holders of Growth PRIDES may make such substitutions only in integral multiples of 40 Growth PRIDES; provided, however, that such substitutions may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date; and provided, further, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, holders of the Growth PRIDES may make such substitution only in integral multiples of 1,600,000 Growth PRIDES, at any time, on or prior to the second Business Day immediately preceding the Second Purchase Contract Settlement Date (but not during the period from the second Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date). Accordingly, in such case, holders wishing to make such substitution must hold at least 1,600,000 Growth PRIDES. To create 40 Income PRIDES (unless a Tax Event Redemption has occurred) the Growth PRIDES holder will (a) deposit with the Collateral Agent (i) prior to the fifth Business Day preceding the First Purchase Contract Settlement Date, $1,000 in aggregate principal amount of Series D Notes and 1,000 in aggregate principal amount of Series E Notes, or (ii) after the First Purchase Contract Settlement Date and prior to the fifth Business Day preceding the Second Purchase Contract Settlement Date, $1,000 in aggregate principal amount of Series E Notes, and
          (b) transfer 40 Growth PRIDES certificates to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited with the Collateral Agent $1,000 aggregate principal amount of each series of Senior Notes, or with respect to substitutions after the First Purchase Contract Settlement Date, $1,000 aggregate principal amount of Series E Notes, as applicable, and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such Growth PRIDES holder the Treasury Securities that were components of such Growth PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Securities from the pledge under the Pledge Agreement free and clear of the Company's security interest therein to the Purchase Contract Agent, which will (i) cancel the 40 Growth PRIDES, (ii) transfer the related Treasury Securities to such holder of Growth PRIDES and (iii) deliver 40 Income PRIDES to such holder of Growth PRIDES. The substituted Senior Notes will be pledged with the Collateral Agent to secure such Income PRIDES holder's obligation to purchase Common Stock under the related Purchase Contacts. Cumulative cash distributions, for the period prior to the First Purchase Contract Settlement Date will be payable quarterly by the Company at a rate of % of the Remaining Stated Amount ($50) per annum, on such Income PRIDES on each Payment Date from
          the later  of         , 1998 and  the last Payment Date  on which
          such cumulative cash distributions, if any, were paid, and at the rate of % of the Remaining Stated Amount ($25) per annum for the period beginning on the First Purchase Contract Settlement date, subject in each case to the Company's right to defer Contract Adjustment Payments.

               Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or Income PRIDES or recreating Income PRIDES or Growth PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT -- "Miscellaneous."

          CURRENT PAYMENTS

               From and  after            ,  1998, and  prior to  the First
          Purchase Contract Settlement Date, holders of Income PRIDES are entitled to receive cash distributions at a rate of % of the Stated Amount ($50) per annum, payable quarterly in arrears consisting of an amount equal to the sum of interest payments on the $25 principal amounts of Series D Notes and Series E Notes, or distributions on the Treasury Portfolio, as applicable, and
          Contract Adjustment Payments, payable at the rate of         % of
          the Stated Amount ($50) per annum. From and after the First Purchase Contract Settlement Date, holders of Income PRIDES will
          be  entitled to receive cash distributions at a rate of         %
          of the Remaining Stated Amount ($25) per annum, payable quarterly in arrears, consisting of an amount equal to interest payments on a $25 principal amount of Series E Notes payable, or distributions on the Treasury Portfolio, as applicable, and Contract Adjustment Payments, payable by the Company at the rate
          of         % of the Remaining Amount ($25) per annum.

               Each holder of Growth PRIDES will be entitled to receive quarterly Contract Adjustment Payments payable by the Company at
          the rate of          % of the Stated Amount ($50) per annum  from
          and after ________, 1998 and prior to the First Purchase Contract
          Settlement  Date, and  at a  rate of          % of  the Remaining
          Stated Amount ($25) per annum thereafter, subject to the Company's rights of deferral as described herein. In addition, OID will accrue on the related Treasury Securities.

               The Company has the right to defer the payment of Contract Adjustment Payments until the next Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments will accrue and bear additional Contract Adjustment Payments during such
          deferral period at the rate of         % per annum (such deferred
          installments of Contract Adjustment Payments, if any, together with the additional interest thereon, shall be referred to as the "Deferred Contract Adjustment Payments"). All Contract Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid not later than such date; all other deferred Contract Adjustment Payments must be paid no later than the Second Purchase Contract Settlement Date. See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Contract Adjustment Payments."

               The Senior Notes will be senior and unsecured and will rank on a parity in right of payment with all other senior unsecured obligations of the Company. The Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's Senior Indebtedness.

          LACK OF VOTING OR OTHER RIGHTS

               Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock. In addition, holders of Senior Notes, including Senior Notes which constitute part of the Income PRIDES, will have no voting rights with respect to Common Stock.

          LISTING OF THE SECURITIES

               The Company intends to apply for the listing of the Income PRIDES and the Growth PRIDES on the NYSE. See UNDERWRITING. The Company does not intend to apply for the separate listing of the Senior Notes on the NYSE or any other securities exchange.

               The Common Stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol "TXU."

          MISCELLANEOUS

               The Company or its affiliates may from time to time purchase any of the Securities offered hereby which are then outstanding by tender, in the open market or by private agreement.


                        DESCRIPTION OF THE PURCHASE CONTRACTS

               The following is a summary of certain terms of the Purchase Contracts, and supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of such documents set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete and is subject to and qualified in its entirety by the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission.

          GENERAL

               Each Purchase Contract  that is  a part of  a FELINE  PRIDES
          (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on each of the First Purchase Contract Settlement Date and the Second Purchase Contract Settlement Date, for $25 in cash, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate relating to a Purchase Contract Settlement Date will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or
          greater than $          (the Threshold Appreciation Price,  which
          is approximately             %  above the  Reference Price),  the
          Settlement Rate will  be equal  to $25 divided  by the  Threshold
          Appreciation Price,  or           ; accordingly,  if, between the
          date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is equal to or greater than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be greater than $25, and if such market price is the same as the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to $25 divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be equal to $25 divided by the Reference
          Price, or           ;  accordingly, if the  market price for  the
          Common Stock decreases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of the applicable portion of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than $25 and, if such market price stays the same, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to $25. "Applicable Market Value" with respect to a Purchase Contract Settlement Date means the average of the Closing Price per share of Common Stock on each of the twenty consecutive Trading Days ending on the third Trading Day immediately preceding such Purchase Contract Settlement Date. "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the NYSE on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (a) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (b) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

               No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of the applicable portion of a Purchase Contracts being settled on a Purchase Contract Settlement Date by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

               On the Business Day immediately preceding a Purchase Contract Settlement Date unless (i) a holder of Income PRIDES or Growth PRIDES has settled the applicable portion of the related Purchase Contracts prior to such Purchase Contract Settlement Date through the early delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement," (ii) a holder has settled the applicable portion of the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, pursuant to prior notice in the manner described under "-- Notice to Settle with Cash", (iii) in the case of Income PRIDES, a holder has had the Series D Notes (with respect to the First Purchase Contract Settlement Date), or the Series E Notes (with respect to the Second Purchase Contract Settlement Date) related to the applicable portion of the holder's Purchase Contracts to be settled on such Purchase Contract Settlement Date remarketed in the manner described herein in connection with settling such portion of such Purchase Contracts, or (iv) an event described under " -- Termination" below has occurred, then (a) in the case of Income PRIDES (unless a Tax Event Redemption has occurred), the Company will exercise its rights as a secured party to dispose of the Senior Notes in accordance with applicable law and
          (b) in the case of Growth PRIDES or Income PRIDES (in the event that a Tax Event Redemption has occurred), the principal amount of the Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio, as applicable, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a FELINE PRIDES Certificate) and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or, in the case of Income PRIDES, settles the related Purchase Contracts with cash on the Business Day immediately preceding a Purchase Contract Settlement Date, as described herein under "Early Settlement," the related Senior Notes or Treasury Securities, as the case may be, will be released to the holder as described herein. The funds received by the Collateral Agent on the Business Day immediately preceding a Purchase Contract Settlement Date upon cash settlement of the applicable portion of a Purchase Contract, will be promptly invested in overnight permitted investments and paid to the Company on such Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.

               Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related
          Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts and Pledge Agreement on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Senior Notes, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, and (ii) the Senior Notes as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.

          HOLDER'S OBLIGATIONS AND DEFAULTS

               In addition to the purchase price paid for the FELINE PRIDES, holders are obligated under each Purchase Contract to purchase for $25 in cash Common Stock not later than the First Purchase Contract Settlement Date and to purchase for $25 in cash Common Stock not later than the Second Purchase Contract Settlement Date. In addition, each holder of an Income PRIDES (unless a Tax Event Redemption has occurred) is obligated to notify the Purchase Contract Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the corresponding Purchase Contract Settlement Date unless such holder has already paid such amount. Each holder of a Growth PRIDES (or an Income PRIDES, if a Tax Event Redemption has occurred) is obligated to notify the Purchase Contract Agent of its intention to pay such amounts in cash not later than 5:00 p.m. (New York City time) on the second Business Day immediately preceding the corresponding Purchase Contract Settlement Date unless such holder has already paid such amount. So long as the FELINE PRIDES are held by the Depositary, such payments must be made and such notices must be given by the beneficial owners through the procedures of the Depositary.

               Failure to make such payments or give such notices will constitute a default under the related Purchase Contract and will entitle the Collateral Agent or the Company, without further recourse to the holder or beneficial owner in respect of its related purchase obligations under the Purchase Contract to foreclose on the corresponding pledged Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio. If the holder or beneficial owner of an Income PRIDES (unless a Tax Event Redemption has occurred) fails to give a required notice with respect to a Purchase Contract, the
          Collateral Agent or the Company expects to offer and sell the corresponding pledged Senior Note in the immediately following remarketing or at a subsequent public or private sale and apply the proceeds to purchase the corresponding Common Stock. If the holder or beneficial owner of an Income PRIDES (unless a Tax Event Redemption has occurred) gives the appropriate notice but fails to make the corresponding payment on time, then the Collateral Agent or the Company expects to sell the corresponding pledged Senior Note at a public sale at which the Company may bid its claim or at a private sale to one or more underwriters. If the holder or beneficial owner of a Growth PRIDES (or an Income PRIDES, if a Tax Event Redemption has occurred) fails to give a required notice or make a required payment, the Collateral Agent or the Company expects to apply the proceeds of the pledged Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio to purchase the corresponding Common Stock. So long as the FELINE PRIDES are held by the Depositary, the Company expects that notice of such remarketing or public or private sale will be given to the beneficial owners through the procedures of the Depositary.

          REMARKETING

               Unless a Tax Event Redemption has occurred, pursuant to and subject to the terms of a Remarketing Agreement among the Remarketing Agent, the Purchase Contract Agent and the Company in connection with each Purchase Contract Settlement Date, the Senior Notes (which will be the Series D Notes in connection with the First Purchase Contract Settlement Date and the Series E Notes in connection with the Second Purchase Contract Settlement
          Date) of Income PRIDES holders who have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the applicable Purchase Contract Settlement Date in the manner described under " -- Notice to

          Settle with Cash" of their intention to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding such Purchase Contract Settlement Date, will be remarketed on the third Business Day immediately preceding such Purchase Contract Settlement Date. In the event of such a failure to so notify the Purchase Contract Agent, the Company will exercise its rights as a secured party to dispose of such Senior Notes and the Remarketing Agent will use its reasonable efforts to remarket such Senior Notes of the appropriate series on such date at a price of approximately 100.5% of the aggregate principal amount such Senior Notes of such series, plus accrued and unpaid interest, if any, thereon (subject to the Company's right to limit the applicable Reset Rate, as described herein). The portion of the proceeds from such remarketing equal to the aggregate principal amount of such Senior Notes of such series will be applied to satisfy in full such Income PRIDES holders' obligations to purchase Common Stock under the related Purchase Contracts on such Purchase Contract Settlement Date. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed Senior Notes of such series, from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Senior Notes of such series plus any accrued and unpaid interest, the Remarketing Agent will remit the remaining portion of the proceeds, if any, for the benefit of such holder. Income PRIDES holders whose Senior Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If the remarketing does not occur because a condition precedent to the remarketing has not be fulfilled or if, despite using its reasonable efforts, the Remarketing cannot remarket the related series of Senior Notes of such holders of Income PRIDES at a price not less than 100% of the aggregate principal amount of such Senior Notes plus accrued and unpaid interest, if any, resulting in a Failed Remarketing, the Company will dispose of such Senior Notes in accordance with the applicable law and satisfy in full, from the proceeds of such disposition, such holder's obligation to purchase Common Stock under the related Purchase Contracts on the applicable Purchase Contract Settlement Date; provided that, if the Company exercises such rights as a secured party, the Company shall have no further recourse against the holders of such Senior Notes with respect to such obligations and any accrued and unpaid interest on such Senior Notes will be paid in cash by the Company to the holders of record of such Senior Notes. The Company will cause a notice of such Failed Remarketing to be published on the second Business Day immediately preceding the applicable Purchase Contract Settlement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, the Company will request, not later than seven nor more than 15 calendar days prior to the remarketing date, that the Depositary (as defined herein) notify its participants holding such Senior Notes, Income PRIDES and Growth PRIDES of such remarketing, including, in the case of a Failed Remarketing, the procedures that must be followed if a Senior Note holder wishes to exercise its right to put its Senior Note of the appropriate series to the Company as described herein. Holders of Senior Notes that are not components of Income PRIDES may elect, in the manner and at the times described herein, to have their Senior Notes remarketed by the Remarketing Agent. See DESCRIPTION OF THE SENIOR NOTES -- "Optional Remarketing." It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. will act together as the Remarketing Agent. Each Remarketing Agreement will contain provisions under which the Remarketing Agent may resign or be replaced.

          EARLY SETTLEMENT

               A holder of Income PRIDES may settle its remaining related Purchase Contracts in their entirety, but only in integral multiples of 40 Income PRIDES, on or prior to the fifth Business Day immediately preceding each Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (payable to the Company in immediately available funds) of an amount equal to the sum of
          (i)(A) $50 times the number of Purchase Contracts being settled if settled on or prior to the fifth Business Day immediately preceding the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled if settled between the First Purchase Contract Settlement Date and the fifth Business Day immediately preceding the Second Purchase Contract Settlement Date; provided, however, that such settlements may not be made during the period from the fifth Business Day immediately preceding the First Purchase Contract Settlement Date through the First Purchase Contract Settlement Date and provided, further, if a Tax Event Redemption has occurred prior to the Purchase

          Contract Settlement Date and the Treasury Portfolio has become a component of the Income PRIDES, holders of such Income PRIDES may settle early only in integral multiples of 1,600,000 Income PRIDES (and the related appropriate Applicable Ownership Interest in the Treasury Portfolio) at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date and, in such case, a holder must hold at least 1,600,000 Income PRIDES to settle early. A holder of Growth PRIDES may settle its related remaining Purchase Contracts in their entirety on or prior to the second Business Day immediately preceding each Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment in immediately available funds of an amount equal to the sum of (i)(A) $50 times the number of Purchase Contracts being settled, if settled on or prior to the second Business Day immediately preceding the First Purchase Contract Settlement Date or (B) $25 times the number of Purchase Contracts being settled, if settled between the First Purchase Contract Settlement Date and the second Business Day immediately preceding the Second Purchase Contract Settlement Date, plus in either case (ii) if such delivery is made with respect to any portion of a Purchase Contract during the period from the close of business on any record date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such portion of a Purchase Contract; provided that no payment shall be required if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary, procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

               Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive
          (i) if  settled prior to  the First Purchase  Contract Settlement
          Date,             newly issued shares of  Common Stock per Income
          PRIDES or Growth PRIDES or (ii) if settled after the First Purchase Contract Settlement Date and before the Second Purchase
          Contract Settlement Date,          newly issued shares  of Common
          stock per Income PRIDES or Growth PRIDES, (regardless in either case of the market price of the Common Stock on the date of such Early Settlement), subject in either case to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below,
          (b)  the  Senior  Notes,  Applicable Ownership  Interest  in  the
          Treasury Portfolio or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments will terminate and
          (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments or any amounts accrued in respect of Contract Adjustment Payments.

               In order for a settlement to be considered effective on or by a particular Business Day, the Purchase Contract Agent must receive the necessary FELINE PRIDES Certificates, accompanied by the appropriately completed "Election to Settle Early" and requisite immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day.

               Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

          NOTICE TO SETTLE WITH CASH

               A holder of  an Income  PRIDES or Growth  PRIDES wishing  to settle the applicable portion of its related Purchase Contract with separate cash on the Business Day immediately preceding either Purchase Contract Settlement Date must notify the Purchase Contract Agent by delivering to the Purchase Contract Agent a notice in substantially the form of "Notice to Settle by Separate Cash" attached to the FELINE PRIDES Certificate (a copy of which shall be available from the Purchase Contract Agent) on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding such Purchase Contract Settlement Date in the case of a Growth PRIDES holder or an Income PRIDES holder (if a Tax Event Redemption has occurred) and on the fifth Business Day immediately preceding such Purchase Contract Settlement Date in the case of an Income PRIDES holder (if a Tax Event Redemption has not occurred). If a holder that has given notice of such holder's intention to settle the applicable portion of the related Purchase Contract with separate cash fails to deliver such cash on the Business Day immediately preceding the applicable Purchase Contract Settlement Date, then the Company will exercise its right as a secured party to dispose of, in accordance with the applicable law, the related Senior Notes or Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to satisfy in full, from the disposition of such Senior Notes, Treasury Securities or the appropriate Applicable Ownership Interest in the Treasury Portfolio, such holder's obligation to purchase Common Stock under the related Purchase Contracts on such date.

          CONTRACT ADJUSTMENT PAYMENTS

               Contract Adjustment  Payments will  be fixed  at a rate  per
          annum of             % of  the Stated Amount  ($50) per  Purchase
          Contract prior  to the  First Purchase Contract  Settlement Date,
          and at the rate of         % of the Remaining Stated Amount ($25)
          per annum thereafter, in the case of Income PRIDES, and         %
          of the Stated Amount ($50) per Purchase Contract prior to the First Purchase Contract Settlement Date, and at the rate of
                  %  of  the  Remaining   Stated  Amount  ($25)  per  annum
          thereafter,  in the case  of Growth PRIDES.   Contract Adjustment
          Payments payable for  any period will be computed on the basis of
          a  360-day year  of twelve  30-day months.   Contract  Adjustment
          Payments will accrue from     , 1998 and will be payable quarterly
          in arrears on February 16,  May 16,  August 16  and November 16
          of each  year, commencing         , 1998.

               Contract Adjustment Payments will be payable to the holders of Purchase Contracts related to the FELINE PRIDES as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the FELINE PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent, who will hold amounts received in respect of the Contract Adjustment Payments for the benefit of the holders of the Purchase Contracts relating to such FELINE PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "-- Book-Entry System." In the event that the FELINE PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be more than one Business Day but less than 60 Business Days prior to the relevant payment dates. In the event that any date on which Contract Adjustment Payments are to be made on the Purchase Contracts related to the FELINE PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

               The Company's obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

          OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

               The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments on the Purchase Contracts until no later than the next Purchase Contract Settlement Date. However, such Contract Adjustment Payments so deferred, if any, will accrue and additional Contract Adjustment Payments would accrue during such deferral period at the rate of
                % per annum (compounding on each succeeding Payment Date) until paid. The Company may pay any Deferred Contract Adjustment Payments at any time prior to a Purchase Contract Settlement Date. However, all Contract Adjustment Payments deferred prior to the First Purchase Contract Settlement Date must be paid not later than such date; all other deferred Contract Adjustment Payments must be paid no later than the Second Purchase Contract Settlement Date. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will also terminate.

               If the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts related to the FELINE PRIDES until a Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on such Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, if any, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by
          (y) the Applicable Market Value.

               If the Company exercises its option to defer the payment of Contract Adjustment Payments, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital stock of the Company in connection with the satisfaction by the Company of its obligations under any employee or agent benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company capital stock,
          (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan).

          ANTI-DILUTION ADJUSTMENTS

               The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined herein) thereof; (b) subdivisions, splits and combinations of Common Stock; (c) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, or property (excluding any dividend or distribution covered by clause (a) above and any dividend or distribution paid exclusively in cash); (d) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and (ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the Current Market Price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (e) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. The "Current Market Price" per share of Common Stock on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

               In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

               If at any time the Company makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- "Purchase Contracts -- Adjustment to Settlement Rate."

               In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

               Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company will be required, within ten Business Days following the adjustment of the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

               Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

          TERMINATION

               The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including, if applicable, the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. The Pledge Agreement provides that upon such termination, the Collateral Agent will release the Senior Notes, the Ownership Interest in the Treasury Portfolio or the Treasury Securities, as the case may be, held by it to the

          Purchase Contract Agent for distribution to the holders, subject in the case of the Treasury Portfolio to the Purchase Contract Agent's disposition of the subject securities for cash and the payment of such cash to the holders to the extent that the holders would otherwise have been entitled to receive less than $1,000 of any such security. Upon such termination, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

          PLEDGED SECURITIES AND PLEDGE AGREEMENT

               The Pledged Securities will be pledged to and held by the Collateral Agent, for the benefit of the Company, pursuant to the Pledge Agreement to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, (ii) to substitute Senior Notes or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for the related Treasury Securities (for both (i) and (ii), as provided for under DESCRIPTION OF THE FELINE PRIDES -- "Creating Growth PRIDES" and -- "Creating Income PRIDES") or
          (iii) upon the termination or Early Settlement of the related Purchase Contracts.

          BOOK-ENTRY SYSTEM

               The Depository Trust Company (Depositary) will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates (Global Security Certificates), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary.

               The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

               The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants (Participants) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (Direct Participants). The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants). The rules applicable to the Depositary and its Participants are on file with the Commission.

               Purchases of FELINE PRIDES under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the FELINE PRIDES on the Depositary's records. The ownership interest of each actual purchaser of each FELINE PRIDES (Beneficial Owner) is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the FELINE PRIDES are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in FELINE PRIDES, except in the event that use of the book-entry system for the FELINE PRIDES is discontinued.

               To  facilitate  subsequent   transfers,  all  FELINE  PRIDES
          deposited by Participants with the Depositary will be registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of FELINE PRIDES with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the FELINE PRIDES. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such FELINE PRIDES are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

               Neither the Depositary nor Cede & Co. will consent or vote with respect to FELINE PRIDES. Under its usual procedures, the Depositary would mail an omnibus proxy to the Company as soon as possible after the record date for any action by holders. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the FELINE PRIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

               Distributions and dividend payments on the FELINE PRIDES issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions and dividends to the Depositary is the responsibility of the Company, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary or the Company, and disbursements of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

               The Depositary may discontinue providing its services as securities depository with respect to the FELINE PRIDES at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, FELINE PRIDES certificates are required to be printed and delivered.

               The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository. In that event, FELINE PRIDES certificates will be printed and delivered.

               The information in this section concerning the Depositary and its book-entry system has been obtained from the Depository and the Company takes no responsibility for the accuracy thereof.

               As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial ownership interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Senior Notes, Treasury Portfolio, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

                     CERTAIN PROVISIONS OF THE PURCHASE CONTRACT
                          AGREEMENT AND THE PLEDGE AGREEMENT

               The following summary of certain terms of the Purchase Contract Agreement and the Pledge Agreement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of such documents set forth in the accompanying Prospectus, to which reference is hereby made. This summary does not purport to be complete, and is subject to and qualified in its entirety by the forms of such documents (including the definitions therein of certain terms) which are on file with the Commission.

          GENERAL

               Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry only form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

               Shares of Common Stock will be delivered on each Purchase Contract Settlement Date (or earlier upon Early Settlement), or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code (See DESCRIPTION OF THE PURCHASE CONTRACTS -- "Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificates at the office of the Purchase Contract Agent.

               If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on a Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the applicable portion of the related Purchase Contract on such Purchase Contract
          Settlement  Date   and  in  payment  of   any  Deferred  Contract
          Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

               If the Purchase Contracts have terminated prior to the Second Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

               The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

               No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

          MODIFICATION

               The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than a majority of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Senior Notes or Treasury Portfolio, as the case may be, or the rights of holders of Growth PRIDES to substitute Senior Notes or Treasury Portfolio, as the case may be, for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the number of shares of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the First Purchase Contract Settlement Date or the Second Purchase Contract Settlement Date or the right to Early Settlement or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase
          Contracts, the Purchase Contract Agreement or the Pledge Agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than a majority of such class.

          NO CONSENT TO ASSUMPTION

               Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

          CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof or the District of Columbia and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Senior Notes, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default of its payment obligations or material default in the performance of any of its other obligations thereunder.

          TITLE

               The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

          REPLACEMENT OF FELINE PRIDES CERTIFICATES

               In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

               Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Business Day immediately preceding the earlier of the Second Purchase Contract Settlement Date or the Termination Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Second Purchase Contract Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above and receipt of appropriate registration or transfer instructions from the holder, will deliver the Common Stock issuable pursuant to such portion of the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Second Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

          GOVERNING LAW

               The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

          INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

               The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

               The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

               In addition to acting as Purchase Contract Agent, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its subsidiaries, including, but not limited to, the Indenture with respect to the Senior Notes and the indentures with respect to additional series of the Company's senior notes. The Company and its subsidiaries also maintain various banking and trust relationships with The Bank of New York.

          INFORMATION CONCERNING THE COLLATERAL AGENT

               The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

               The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

               In addition to acting as Collateral Agent and Custodial Agent, Chase Manhattan Bank and its affiliates act as agents under the Company's revolving credit facility and maintain various commercial banking relationships with the Company and its subsidiaries.

          MISCELLANEOUS

               The Purchase Contract Agreement will provide that the Company will pay or cause to be paid all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; provided, however, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or Income PRIDES shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                           DESCRIPTION OF THE SENIOR NOTES

               The following is a summary of certain terms of the Senior Notes, does not purport to be complete, and is qualified in its entirety by the description of Debt Securities in the accompanying Prospectus, the form of the Indenture to be entered into between the Company and The Bank of New York as trustee (Debt Trustee), as supplemented by the Officer's Certificate establishing the terms of the Senior Notes (as so supplemented and amended, the Indenture) which is on file with the Commission, and to the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. The following descriptions of certain terms of the Senior Notes supplement and, to the extent inconsistent with, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying Prospectus, to which reference is hereby made.

          GENERAL

               The Senior Notes will be issued as senior unsecured debt under the Indenture and will rank on a parity in right of payment with all of the Company's other senior unsecured debt obligations. While the Indenture contemplates securing indebtedness issued thereunder in certain very limited circumstances (see, for example, DESCRIPTION OF DEBT SECURITIES -
          - "Limitation on Liens" in the accompanying Prospectus), the Company has no current intention of so securing the Senior Notes. The Indenture provides for the issuance of debt securities (including the Senior Notes), notes or other unsecured evidences of indebtedness by the Company in an unlimited amount from time to time. The Indenture provides that the Company may not grant a lien on the capital stock of any of its subsidiaries to secure debt obligations of the Company without similarly securing the Senior Notes, with certain exceptions. However, the Indenture does not limit the aggregate amount of indebtedness the Company or its subsidiaries may issue nor does it limit the ability of the Company's subsidiaries to grant a lien on the capital stock of their respective subsidiaries. The Company is a holding company that derives substantially all of its income from its operating subsidiaries. The Senior Notes therefore will be effectively subordinated to debt and preferred stock at the subsidiary level. The financial statements of the Company and its predecessors included in the Incorporated Documents show the aggregate amount of such subsidiary debt and preferred stock and other debt of the Company as of the date of such statements. The Company has agreed not to assign its obligations under either series of Senior Notes to a subsidiary as contemplated in DESCRIPTION OF DEBT SECURITIES -- "Assignment of Obligations" in the accompanying Prospectus.

               The Senior Notes will not be subject to redemption through the operation of a sinking fund provision. Unless an earlier Tax Event Redemption has occurred, the entire principal amount of the Series D Notes will mature and become due and payable, together with any accrued and unpaid interest thereon on August 16, 2003, and the entire principal amount of the Series E Notes will mature and become due and payable, together with any accrued and unpaid interest thereon on August 16, 2004.

               The Senior Notes will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Senior Notes may be issued in certificated form in exchange for a Global Security. See -- "Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that Senior Notes are issued in certificated form, such Senior Notes will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Senior Notes issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Senior Notes. In the event Senior Notes are issued in certificated form, principal and interest will be payable, the transfer of the Senior Notes will be registrable and Senior Notes will be exchangeable for Senior Notes of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Debt Trustee in New York, New York; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto.

          INTEREST

               Each Series D Note shall bear interest initially at the rate
          of           % per annum from  the original date of issuance, and
          each Series E Note shall  bear interest initially at the rate  of
                  % per annum from the original date of issuance, in each case payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each an Interest Payment Date),
          commencing           16,  1998, to the person in whose  name such
          Senior Note is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The applicable interest rate on the Series D Notes outstanding from and after the First Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the First Purchase Contract Settlement Date, and the applicable interest rate on the Series E Notes outstanding from and after the Second Purchase Contract
          Settlement   Date  will  be  reset  on  the  third  Business  Day
          immediately preceding the Second Purchase Contract Settlement Date. See -- "Market Rate Reset."

               The amount of interest payable on the Senior Notes of each series for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Subject to any applicable laws and regulations and the provisions of the Indenture, each such payment will be made as described under -- "Book-Entry Only Issuance -- The Depository Trust Company" below. With respect to Senior Notes not in book-entry only form the Company shall have the right to select relevant record dates, which shall be at least one Business Day but not more than 60 Business Days prior to the relevant payment dates; provided that, unless the Purchase Contracts have been terminated, such record date must be the same as the record date for the Income PRIDES.

          MARKET RATE RESET

               Series D Market Rate Reset. The applicable interest rate on the Series D Notes that remain outstanding on and after the First Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the First Purchase Contract Settlement Date to the Series D Reset Rate, which will be equal to the sum of the Series D Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the First Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Series D Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the First Purchase Contract Settlement Date of 100.5% of their aggregate principal amount; provided that the Company may limit such Series D Reset Rate to be no higher than the rate on the Two-Year
          Benchmark Treasury  on such  Business Day plus              basis
          points (         %), and provided further that the Series D Reset
          Rate shall in no event exceed the maximum permitted by applicable law. Such market value may be less than 100.5% if the Company exercises such right to limit the Series D Reset Spread or if the Series D Reset Rate were to be limited by applicable law.

               Series E Market Rate Reset. The applicable interest rate on the Series E Notes that remain outstanding on and after the Second Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Second Purchase Contract Settlement Date to the Series E Reset Rate, which will be equal to the sum of the Series E Reset Spread and the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the Second Purchase Contract Settlement Date and will be determined by the Reset Agent as the rate the Series E Notes should bear in order to have an approximate market value on the third Business Day immediately preceding the Second Purchase Contract Settlement Date of 100.5% of their aggregate principal amount; provided that the Company may limit such Series E Reset Rate to be no higher than the rate on the Two-Year
          Benchmark Treasury  on such  Business Day plus              basis
          points (        %), and provided  further that the Series E Reset

          Rate shall in no event exceed the maximum permitted by applicable law. Such market value may be less than 100.5% if the Company exercises such right to limit the Series E Reset Spread or if the Series E Reset Rate were to be limited by applicable law.

               The "Two-Year Benchmark Treasury" on a particular determination date shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the applicable series of Senior Notes, as agreed upon by the Company and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the third Business Day immediately preceding such Purchase Contract Settlement Date or (b) in the opinion of the applicable Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the applicable Reset Agent (after consultation with the Company), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the applicable Reset Agent or an affiliate thereof).

               On the tenth Business Day immediately preceding the applicable Purchase Contract Settlement Date, the Two-Year
          Benchmark Treasury to be used to determine the applicable Reset Rate on the applicable Purchase Contract Settlement Date will be selected and the applicable Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the third Business Day immediately preceding the applicable Purchase Contract Settlement Date will be established by the applicable Reset Agent, and the applicable Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (applicable Reset Announcement Date). The Company will cause a notice of the applicable Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the applicable Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than seven nor more than 15 calendar days prior to the applicable Reset Announcement Date, that the Depositary notify its participants holding Senior Notes, Income PRIDES or Growth PRIDES of such applicable Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the applicable portion of the related Purchase Contract with cash on the Business Day immediately preceding such Purchase Contract Settlement Date.

               It is currently anticipated that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the investment banking firm acting as the Reset Agent for both the Series D Notes and the Series E Notes.

          TAX EVENT REDEMPTION

               If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a Redemption Price equal to, for each Senior Note, the Redemption Amount plus accrued and unpaid interest thereon, to the date of redemption (Tax Event Redemption Date). If, following the occurrence of a Tax Event, the Company exercises its option to redeem the Senior Notes, such Redemption Price will be payable in cash to the holders of such Senior Notes. If such Tax Event Redemption occurs prior to the Second Purchase Contract Settlement Date, the Redemption Price payable in liquidation of the Income PRIDES holders' interest in the Senior Notes will be distributed to the Collateral Agent, which in turn will apply an amount equal to the Redemption Amount of such Redemption Price to purchase the Treasury Portfolio on behalf of the holders of Income PRIDES and remit the remaining portion, if any, of such Redemption Price to the Purchase Contract Agent for payment to the holders of such Income PRIDES. Such Treasury Portfolio will be substituted for the Senior Notes and will be pledged with the Collateral Agent to secure such

          Income PRIDES holders' obligation to purchase the Company's Common Stock under the Purchase Contracts; provided that, if the Tax Event Redemption occurs after the Second Purchase Contract Settlement Date, such Treasury Portfolio will not be purchased.

               "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, change in, or announced proposed change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any such legislative body, court, governmental agency or regulatory authority that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Senior Notes are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of issuance of the Senior Notes, there is more than an insubstantial risk that interest payable by the Company on the Senior Notes would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

               "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Senior Notes (a) if the Tax Event Redemption Date occurs prior to the Second Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2001 in an aggregate amount equal to the Applicable Principal Amount of Series D Notes and interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2002 in an aggregate amount equal to the Applicable Principal Amount of Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such dates in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date, and (b) if the Tax Event Redemption Date occurs after the Second Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of
          (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate principal amount equal to the Applicable Principal Amount of Series D Notes and principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2004 in an aggregate principal amount equal to the Applicable Principal Amount of the Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date.

               "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Second Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after the Second Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes outstanding on such Tax Event Redemption Date.

               "Redemption Amount" means for each Senior Note, the product of (i) the principal amount of such Senior Note and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

               "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City (Primary Treasury Dealer) to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

               "Quotation Agent" means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its respective successors, provided, however, that, if the foregoing shall cease to be a Primary

          Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

               Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of Senior Notes to be prepaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the redemption date interest shall cease to accrue on such Senior Notes.

          OPTIONAL REMARKETING

               Pursuant  to the  Remarketing Agreement  and subject  to the terms of a Supplemental Remarketing Agreement entered into in connection with a Purchase Contract Settlement Date, on or prior to the fifth Business Day immediately preceding such Purchase Contract Settlement Date but no earlier than the Payment Date immediately preceding such Purchase Contract Settlement Date, holders of Series D Notes (in the case of the First Purchase Contract Settlement Date) or Series E Notes (in the case of the Second Purchase Contract Settlement Date), which are not components of Income PRIDES may elect to have their Series D Notes or Series E Notes, as applicable, remarketed in the same manner as the Series D Notes or Series E Notes, as applicable, that are components of Income PRIDES by delivering their Series D Notes or Series E Notes, as applicable, along with a notice of such election to the Custodial Agent. The Custodial Agent will hold such Senior Notes, in an account separate from the collateral account in which the Pledged Securities will be held. Holders of Senior Notes electing to have their Senior Notes remarketed will also have the right to withdraw such election on or prior to the fifth Business Day immediately preceding the applicable Purchase Contract Settlement Date. The portion of the proceeds from such remarketing equal to the aggregate principal amount of such Senior Notes will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of such holders of Senior Notes, as applicable. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate principal amount of the remarketed securities, from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Senior Notes plus any accrued and unpaid interest, if any, the applicable Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holder. If, despite using its reasonable efforts, the remarketing results in a Failed Remarketing, the Remarketing Agent will promptly return such Senior Notes, as applicable, to the Custodial Agent to release to such holders.

          PUT OPTION UPON A FAILED REMARKETING

               If a Failed Remarketing has occurred, then (i) in the case of a Failed Remarketing as to the First Purchase Contract Settlement Date, holders of Series D Notes holding such Series D Notes on the day immediately following the First Purchase Contract Settlement Date will have the right to put their Series D Notes to the Company on September 1, 2001, upon at least three Business Days' prior notice, at a price per Series D Note equal to the principal amount of such Series D Note, plus accrued and unpaid interest, if any, thereon, and (ii) in the case of a Failed Remarketing as to the Second Purchase Contract Settlement Date, holders of Series E Notes holding such Series E Notes on the date immediately following the Second Purchase Contract Settlement Date will have the right to put their Series E Notes directly to the Company on September 1, 2002, upon at least three Business Days' prior notice, at a price equal to their principal amount, plus accrued and unpaid interest, if any, thereon.

          BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

               The Senior Notes will be issued as one or more fully-registered global certificates (each a Global Security) representing the total aggregate principal amount of Senior Notes. Senior Notes that are components of Income PRIDES will be issued in definitive form in the name of The Bank of New York as Purchase Contract Agent. The Depositary will act as securities depositary for any Senior Notes that are held separately from the Income PRIDES and such Senior Notes will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). Senior Notes that are components of the Income PRIDES will be issued as fully registered securities registered in the name of the Purchase Contract Agent. However, under certain circumstances, the Company may decide not to use the system of book-entry transfers through the Depositary or the Purchase Contract Agent with respect to the Senior Notes. In that event, certificates of the Senior Notes will be printed and delivered to the holders.

               The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial ownership interests in the global Senior Notes as represented by a global certificate.

               Purchases of Senior Notes under the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Senior Notes on the Depositary's records. The ownership interest of each actual purchaser of each Senior Note is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Senior Notes. Transfers of ownership interests in the Senior Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Senior Notes, except in the event that use of the book-entry system for the Senior Notes is discontinued.

               To facilitate subsequent transfers, all the Senior Notes deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Senior Notes with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Senior Notes; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Senior Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

               As long as the Depositary or its nominee or the Purchase Contract Agent is the registered owner or holder of a Global Security, the Depositary or such nominee or the Purchase Contract Agent, as the case may be, will be considered the sole owner or holder of the Senior Notes represented thereby for all purposes under the Indenture and the Senior Notes. No Beneficial Owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Indenture.

               Conveyance of notices and other communications by the Depositary to Direct Participants by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

               Neither the Depositary nor Cede & Co. will consent or vote with respect to Senior Notes. Under its usual procedures, the Depositary would mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

               Interest payments on the Senior Notes issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of the Depositary or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

               A Beneficial Owner shall give notice to elect to have its Senior Notes remarketed, through its Participant, to the Remarketing Agent, and shall effect delivery of such Senior Notes by causing the Direct Participant to transfer the Participant's interest in the Senior Notes, on the Depositary's records, to the Remarketing Agent. The requirement of physical delivery of Senior Notes in connection with all optional remarketing will be deemed satisfied when the ownership rights in the Senior Notes are transferred by Direct Participants on the Depositary's records and followed by a book-entry credit of tendered securities to the Remarketing Agent's account with the Depositary.

               Except as provided herein, a Beneficial Owner in a Global Security certificate will not be entitled to receive physical
          delivery  of Senior  Notes.   Accordingly, each  Beneficial Owner
          must rely on the procedures of the Depositary to exercise any rights under the Senior Notes.

               The Depositary may discontinue providing its services as securities depositary with respect to the Senior Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor depository is not obtained, Senior Notes are required to be printed and delivered.

               The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Senior Notes will be printed and delivered.

               The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from the Depositary are the Company takes no responsibility for the accuracy hereof.

          GOVERNING LAW

               The Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

               The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Senior Notes and Common Stock acquired under a Purchase Contract. Unless otherwise stated, this summary applies only to U.S. Holders (as defined below) who purchase Income PRIDES, Growth PRIDES or Senior Notes upon original issuance for an amount equal to the initial offering price thereof. The tax treatment of a U.S. Holder may vary depending on such U.S. Holder's particular situation. This summary does not deal with special classes of U.S. Holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, certain U.S. expatriates, or U.S. Holders that will hold FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. In addition, this summary does not address the tax consequences to U.S. Holders that have a functional currency other than the U.S. dollar, or the tax consequences to shareholders, partners or beneficiaries of a U.S. Holder of FELINE PRIDES, Senior Notes or Common Stock acquired pursuant to a Purchase Contract. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable. PROSPECTIVE INVESTORS THAT ARE NOT U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES OR SENIOR NOTES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

               This summary is based upon the Internal Revenue Code of 1986, as amended (Code), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service
          (IRS) rulings and pronouncements and judicial decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, with possible adverse effects.

               No statutory, administrative or judicial authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES OR SENIOR NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

          U.S. HOLDER

               The term "U.S. Holder" means the beneficial owner of an Income PRIDES, Growth PRIDES or Senior Note who is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia,
          (iii) an estate the income of which is subject to United States federal income taxation, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

          FELINE PRIDES

               Allocation of Purchase Price. A U.S. Holder's acquisition of FELINE PRIDES will be treated as an acquisition of a unit consisting of three components - in the case of an Income PRIDES, each Senior Note and the Purchase Contract comprising such Income PRIDES; in the case of a Growth PRIDES, each interest in a Treasury Security and the Purchase Contract comprising such Growth PRIDES. The purchase price of each FELINE PRIDES will be allocated among the three components in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Senior Notes or interests in Treasury Securities, as the case may be, and the Purchase Contract. The Company will report the fair market value of each Senior Note and each interest in a
          Treasury Security as $         and
          $           , respectively,  and the  fair market  value of  each
          Purchase Contract as $          .  This position will be  binding
          upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which a FELINE PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a FELINE PRIDES in accordance with the foregoing. The remainder of this discussion assumes that this allocation of purchase price will be respected for United States federal income tax purposes. A different allocation could affect the timing or character of income to a U.S. Holder.

               Ownership of Senior Notes or Treasury Securities. A U.S. Holder will be treated as owning the Senior Notes or Treasury Securities constituting a part of the Income PRIDES or Growth
          PRIDES, respectively. The Company and, by acquiring FELINE PRIDES, each U.S. Holder, agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Senior Notes or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary assumes that U.S. Holders of FELINE PRIDES will be treated as the owners of the Senior Notes or Treasury Securities constituting a part of such FELINE PRIDES for United States federal, state and local income and franchise tax purposes. The United States federal income tax consequences of owning the Senior Notes or Treasury Securities are discussed below See -- "Senior Notes," -- "Treasury Securities" and -- "Tax Event Redemption of Senior Notes."

               Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES. Upon a sale, exchange or other taxable disposition (each, a "disposition") of FELINE PRIDES, a U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and, in the case of Income PRIDES, the Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES and generally will have gain or loss equal to the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or the Treasury Securities. Such gain or loss generally will be capital gain or loss, except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued but unpaid interest on the Senior Notes or the Applicable Ownership Interest in the Treasury Portfolio, which amount will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which amount may be treated as ordinary income, in each case to the extent not previously included in income. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder holds such FELINE PRIDES for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. If the disposition of FELINE PRIDES occurs when the Purchase Contract has a negative value, the U.S. Holder should be considered to have received additional consideration for the Senior Notes, the Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities in an amount equal to such negative value and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S.

          Holders should consult their tax advisors regarding a disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

               In determining gain or loss, payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract. Payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a decrease in the amount realized on the disposition of the Purchase Contract. See -- "Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash" below.

          SENIOR NOTES

               Classification of the Senior Notes. In connection with the issuance of the Senior Notes, Thelen Reid & Priest LLP will deliver an opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Senior Notes will be classified as indebtedness of the
          Company for United States federal income tax purposes. The Company and, by acquiring Income PRIDES or Senior Notes, each U.S. Holder, agree to treat the Senior Notes as indebtedness of the Company for United States federal, state and local income and franchise tax purposes.

               Interest Income. Under applicable Treasury regulations, the Senior Notes will not be considered to have been issued with OID. Accordingly, stated interest on the Senior Notes will be included in income by a U.S. Holder as ordinary income when paid or accrued, in accordance with such U.S. Holder's regular method of tax accounting.

               Sales,  Exchanges  or Other  Taxable Dispositions  of Senior
          Notes. Gain or loss will be recognized by a U.S. Holder on a disposition of a Senior Note (including a redemption for cash or the remarketing thereof) in an amount equal to the difference between the amount realized by the U.S. Holder on the disposition of the Senior Note (except to the extent that such amount realized is attributable to accrued but unpaid interest on the Senior Note that such U.S. Holder has not included in gross income previously, which amount will be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Senior Note. Selling expenses incurred by a U.S. Holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. Holder upon a disposition of a Senior Note. Gain or loss realized by a U.S. Holder on a disposition of a Senior Note generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Senior Note for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

          TREASURY SECURITIES

               Original Issue Discount. A U.S. Holder of Growth PRIDES will be required to treat its ownership interests in the Treasury Securities comprising a Growth PRIDES as interests in bonds originally issued on the date such Growth PRIDES is purchased and having OID equal to the excess of the amount payable at maturity of such Treasury Securities over the purchase price of the Growth PRIDES allocable to such Treasury Securities. A U.S. Holder will be required to include such OID in income on a daily economic accrual basis over the period between the issue date of the Growth PRIDES and the applicable maturity dates of the Treasury Securities, regardless of such U.S. Holder's regular method of tax accounting and in advance of the receipt of cash attributable to such OID. Amounts of OID included in a U.S. Holder's gross income will increase such U.S. Holder's adjusted tax basis in its ownership interest in the Treasury Securities.

               Sales, Exchanges or Other Taxable Dispositions of Treasury Securities. In the event that a U.S. Holder obtains the release of Treasury Securities by delivering Senior Notes to the Collateral Agent, gain or loss will be recognized by the U.S. Holder on a subsequent disposition of the Treasury Securities in an amount equal to the difference between the amount realized by the U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in the Treasury Securities. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Treasury Securities for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

          PURCHASE CONTRACTS

               Contract Adjustment Payments and Deferred Contract Adjustment Payments; Delivery of Cash. There is no direct authority addressing the treatment, under current United States federal income tax law, of the Contract Adjustment Payments and Deferred Contract Adjustment Payments or the delivery of cash in respect of excess accrued Contract Adjustment Payments by a U.S. Holder of Income PRIDES upon the creation of Growth PRIDES, and the proper treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments may constitute taxable income to a U.S. Holder of FELINE PRIDES when received or accrued, in accordance with the U.S. Holder's regular method of tax accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to report such payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES, including the possibility that any Contract Adjustment Payment or Deferred Contract Adjustment Payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than as being includible in income on a current basis, and that the delivery of cash upon the creation of Growth PRIDES may be treated as an offset to Contract Adjustment Payments or Deferred Contract Adjustment Payments or as a purchase price adjustment. The treatment of Contract Adjustment Payments, Deferred Contract Adjustment Payments and the delivery of cash upon the creation of Growth PRIDES could affect a U.S. Holder's adjusted tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See -- "Acquisition of Common Stock under a Purchase Contract," -- "Sales, Exchanges or Other Taxable Dispositions of FELINE PRIDES" and -- "Termination of Purchase Contracts."

               Acquisition of Common Stock Under a Purchase Contract. A U.S. Holder of FELINE PRIDES generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract generally should equal the purchase price paid for such Common Stock plus such U.S. Holder's adjusted tax basis in the Purchase Contract (if any), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or the Common Stock to be received thereunder. See -- "Contract Adjustment Payments and Deferred
          Contract Adjustment Payments; Delivery of Cash" above. The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.

               Ownership of Common Stock Acquired Under the Purchase Contract. Any distribution on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

               Upon a disposition of Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held such Common Stock for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations.

               Early Settlement of Purchase Contract. A U.S. Holder of FELINE PRIDES will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio upon Early Settlement of a Purchase Contract and will have the same tax basis in such Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio as before such Early Settlement. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been included in a U.S. Holder's income but forfeited and not paid upon Early Settlement of a Purchase Contract should increase such U.S. Holder's adjusted tax basis in the Common Stock received under the Purchase Contract.

               Termination of  Purchase Contract.   If a  Purchase Contract
          terminates, a U.S. Holder of FELINE PRIDES will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's adjusted tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's adjusted tax basis in the Purchase Contract; payments in cash that have been made by a U.S. Holder to create Growth PRIDES but not offset against payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments may increase such U.S. Holder's adjusted tax basis in the Purchase Contract or result in a loss on the termination of the Purchase Contract. See -- "Contract Adjustment Payments and Deferred Contract Adjustment Payments" above. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year immediately prior to such termination. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio upon termination of the Purchase Contract and will have the same adjusted tax basis in such Senior Notes, Treasury Securities or Applicable Ownership Interest in the Treasury Portfolio as before such distribution.

               Adjustment to Settlement Rate. U.S. Holders of FELINE PRIDES may be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets or earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

          SUBSTITUTION OF TREASURY SECURITIES  TO CREATE OR RECREATE GROWTH
          PRIDES

               A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Senior Notes generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Senior Notes to such U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Senior Notes and the Purchase
          Contract, and such U.S. Holder's adjusted tax basis in the Treasury Securities, the Senior Notes and the Purchase Contract will not be affected by such delivery and release.

          SUBSTITUTION OF SENIOR NOTES TO CREATE OR RECREATE INCOME PRIDES

               A U.S. Holder of a Growth PRIDES that delivers Senior Notes to the Collateral Agent in substitution for Treasury Securities generally will not recognize gain or loss upon the delivery of such Senior Notes or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Senior Notes and the Purchase
          Contract, and such U.S. Holder's adjusted tax basis in the Treasury Securities, the Senior Notes and the Purchase Contract will not be affected by such delivery and release.

          TAX EVENT REDEMPTION OF SENIOR NOTES

               A Tax Event Redemption will be a taxable event for U.S. Holders of Senior Notes. Such holders will be subject to tax in the manner described under -- "Senior Notes -- Sales, Exchanges or Other Taxable Dispositions of Senior Notes."

               Ownership of Treasury Portfolio. A U.S. Holder will be treated as owning the Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Income PRIDES in the event of a Tax Event Redemption prior to the Second Contract Settlement Date. The Company and, by acquiring Income PRIDES, each U.S. Holder, agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Applicable Ownership Interest in the Treasury Portfolio constituting a part of the Income PRIDES beneficially owned by such U.S. Holder in the event of a Tax Event Redemption prior to the Second Purchase Contract Settlement Date. Each U.S. Holder will include in income any amount earned on such pro rata portion of the Treasury Portfolio for all United States federal, state and local income and franchise tax purposes. The remainder of this summary assumes that U.S. Holders of Income PRIDES will be treated as the owners of the Applicable Ownership Interest in the Treasury Portfolio constituting a part of such Income PRIDES for United States federal, state and local income and franchise tax purposes.

               Interest Income and Original Issue Discount. The Treasury Portfolio will consist of stripped U.S. Treasury Securities. Following a Tax Event Redemption prior to the Second Purchase Contract Settlement Date, a U.S. Holder of Income PRIDES will be required to treat its pro rata portion of each U.S. Treasury Security in the Treasury Portfolio as a bond that was originally issued on the date the Collateral Agent acquired the relevant U.S. Treasury Securities, and having OID equal to the U.S. Holder's pro rata portion of the excess of the amounts payable on such U.S. Treasury Securities over the value of the U.S. Treasury Securities at the time the Collateral Agent acquires them on behalf of U.S. Holders of Income PRIDES. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury Portfolio. Consequently, a portion of each scheduled interest payment to U.S. Holders will be treated as a return of such U.S. Holders' investment in the Treasury Portfolio and will not be considered current income for United States federal income tax purposes.

               A U.S. Holder, regardless of its regular method of tax accounting, will be required to include OID (other than OID on short-term U.S. Treasury Securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield-to-maturity basis. See -- "Interest Income and Original Issue Discount" above. In the case of any U.S. Treasury Security with a maturity of one year or less from the date of its issue (short-term U.S. Treasury Security), in general only accrual basis taxpayers will be required to include OID in income as it is accrued. Unless such an accrual basis U.S. Holder elects to accrue the OID on a short-term U.S. Treasury Security according to the constant-yield-to-maturity method, such OID will be accrued on a straight-line basis.

               Sales, Exchanges, or Other Taxable Dispositions of the Treasury Portfolio. In the event that a U.S. Holder obtains the release of its Applicable Ownership Interest in the Treasury Portfolio by delivering Treasury Securities to the Collateral Agent, gain or loss will be recognized by such U.S. Holder on a subsequent disposition of its Applicable Ownership Interest in the Treasury Portfolio (or portion thereof) in an amount equal to the difference between the amount realized by such U.S. Holder on such disposition and the U.S. Holder's adjusted tax basis in its Applicable Ownership Interest in the Treasury Portfolio (or, if applicable, an allocable portion thereof). Such gain or loss generally will be capital gain or loss (except to the extent that gain, if any, is attributable to accrued but unpaid interest on the Applicable Ownership Interest in the Treasury Portfolio that such U.S. Holder has not included in gross income previously, which amount will be taxed as ordinary income) and generally will be long-term capital gain or loss if the U.S. Holder held such Applicable Ownership Interest in the Treasury Portfolio for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation depending upon the holding period of such capital assets. The deductibility of capital losses is subject to limitations. A U.S. Holder's initial tax basis in such U.S. Holder's Applicable Ownership Interest of the Treasury Portfolio will equal such U.S. Holder's pro rata portion of the amount paid by the Collateral Agent for the Treasury Portfolio. A U.S. Holder's adjusted tax basis in its Applicable Ownership Interest in the Treasury Portfolio will be increased by the amount of OID included in income with respect thereto and decreased by the amount of cash received in respect of its Applicable Ownership Interest in the Treasury Portfolio. Such gain or loss will be as described under -- "Senior Notes -- Sales, Exchanges or Other Taxable Dispositions of the Senior Notes."

          BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

               In general, information reporting will apply to payments under the FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the Settlement of a Purchase Contract, and the proceeds received from the sale of FELINE PRIDES, Senior Notes or Common Stock acquired under a Purchase Contract, made to U.S. Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Holder (i) fails to supply an accurate taxpayer identification number (TIN), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. Pursuant to recently finalized Treasury Regulations, interest paid to a U.S. Holder after December 31, 1999 generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with, directly or through an intermediary.

               Any amounts withheld under the backup withholding rules will be allowed as a credit or refund against such U.S. Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                                 ERISA CONSIDERATIONS

               Generally, any employee benefit plan (as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), plans and individual retirement accounts that are subject to ERISA or Section 4975 of the Code, and entities whose assets are considered assets of such plans pursuant to 29 C.P.R. Section 2510.3-10 (Plans) may purchase the Securities subject to the investing fiduciary's determination that the investment in the Securities satisfies ERISA's fiduciary standards and other requirements under ERISA or the Code applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plans.

               Under  regulations issued  by the  U.S. Department  of Labor
          (DOL), a Plan that owns the Securities may be deemed to own a portion of the Senior Notes. In addition, the Company and its affiliates may be "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of Section 4975 of the Code) with respect to certain Plans (generally, Plans maintained or sponsored by, or contributed to by, any such persons or Plans with respect to which any such persons are fiduciaries or service providers). The acquisition and ownership of the Securities and a deemed acquisition and ownership of an interest in the Senior Notes by a Plan with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such Securities are acquired and are held pursuant to and in accordance with an applicable exemption. In this regard, the DOL has issued prohibited transaction class exemptions (PTCEs) that may apply to the acquisition and holding of the Securities. These class exemptions are PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting insurance company separate accounts), PTCE 91-38 (respecting bank collective trust funds), PTCE 95-60 (respecting insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers).

               Any fiduciary proposing to acquire the Securities on behalf of a Plan should consult with ERISA counsel for the Plan and should not acquire the Securities unless it is determined that such acquisition and holding does not and will not constitute a prohibited transaction and will satisfy the applicable fiduciary requirements imposed under ERISA. Any such acquisition by a Plan shall be deemed a representation by the Plan and the fiduciary effecting the investment on behalf of the Plan that such acquisition and holding satisfies the applicable fiduciary requirements of ERISA, and is either (i) not a prohibited transaction under either ERISA or the Code and is otherwise permissible under applicable law or (ii) qualified for exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the foregoing PTCEs or another available prohibited transaction exemption.

                                     UNDERWRITING

               Subject to the terms and conditions set forth in an Underwriting Agreement (Underwriting Agreement) among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. (together, the Underwriters), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed severally to purchase from the Company, the number of Income PRIDES and Growth PRIDES and aggregate principal amount of Senior Notes set forth below opposite each Underwriters' name. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. are co-lead managers for the offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated is the book running manager for the offering. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES, Growth PRIDES and Senior Notes offered hereby if any of the Income PRIDES, Growth PRIDES or aggregate principal amount of Senior Notes are purchased.


                                                         Aggregate  Aggregate
                                                         principal  principal
             Underwriters          Number of  Number of  amount of  amount of
             ------------           Income      Growth   Series D   Series E
                                    PRIDES      PRIDES     Notes      Notes
                                   ---------  ---------  ---------  ---------

     Merrill Lynch, Pierce, Fenner
       and Smith Incorporated  . .
     Lehman Brothers Inc.  . . . .
                                    --------  --------   --------   --------
            Total  . . . . . . . .
                                    ========  ========   ========   ========


               The Underwriters have advised the Company that they propose initially to offer the Income PRIDES, Growth PRIDES and Senior Notes to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $
          per Income PRIDES,  $     per Growth PRIDES,  $        per $1,000
          principal  amount of  Series  D Notes  and  $         per  $1,000
          principal amount of Series E Notes. After the offering, the public offering prices, concessions and discounts may be changed.

               Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

               If the Underwriters create a short position in the Securities in connection with the offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment options described below.

               The Underwriters may also impose a penalty bid on certain selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any selling group members who sold those Securities as part of the offering.

               In general, purchases of a Security for the purpose of stabilization or to reduce a short position could cause the price of the Security and the Common Stock to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a Security if it were to discourage resales of the Security.

               Neither the Company nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company nor the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

               The  Company  has granted  to  the  Underwriters an  option, exercisable for 30 days following the date of this Prospectus Supplement, to purchase up to an aggregate of an additional
            Securities from the Company at the Price to Public set forth on the cover page of this Prospectus Supplement less the underwriting discount; provided, however, that, the Underwriters must purchase equal amounts of each series of Senior Notes, in an aggregate principal amount greater than or equal to the principal amount of such of such series which would be required to transform additional Growth PRIDES into Income PRIDES on such date. The Underwriters may exercise these options only to cover over-allotments, if any, made on the sale of the Income PRIDES, Growth PRIDES and Senior Notes offered hereby. If the Underwriters exercise their over-allotment options, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes that the respective number of Income PRIDES, Growth PRIDES, Series D Notes and the Series E Notes set forth opposite its name in the foregoing table bears to the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes offered hereby.

               The Company has agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Growth PRIDES, Purchase Contracts or Common Stock other than shares of Common Stock or options for shares of Common Stock issued pursuant to or sold in connection with any employee benefit, dividend reinvestment, stock option and stock purchase plans of the Company and its subsidiaries and other than shares issuable in connection with the Company's acquisition of TEG, the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of Pledge Securities, or shares of Common Stock issuable upon settlement of the Income PRIDES or Growth PRIDES or upon exercise of stock options.

               Prior to this offering, there has been no public market for the Income PRIDES, Growth PRIDES, Series D Notes or Series E Notes. The public offering price for the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes was determined in negotiations between the Company and the Underwriters. In determining the terms of the Income PRIDES, Growth PRIDES, Series D Notes and Series E Notes, including the public offering price, the Company and the Underwriters considered the market price of the Common Stock and also considered the Company's recent consolidated results of operations, the future prospects of the Company and its subsidiaries and the industries in which they operate, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. The Company intends to apply for listing of the Income PRIDES and the Growth PRIDES on the NYSE, but does not intend to apply for any separate listing of the Senior Notes. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES, the Series D Notes or the Series E Notes or that the Income PRIDES, Growth PRIDES, the Series D Notes or the Series E Notes will trade at or above the initial public offering price in the public market subsequent to the offering.

               The Company has agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act.

               This Prospectus Supplement, as amended or supplemented, may be used by the Remarketing Agent for remarketing either series of Senior Notes at such time as is necessary or upon Early Settlement or cash settlement of the Purchase Contracts.

               In the ordinary course of their respective businesses, the Underwriters and their affiliates have performed, and may in the future perform, investment banking and/or commercial banking services for the Company.


                                    LEGAL OPINIONS

               The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, and the Senior Notes will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel to the Company, and Thelen Reid & Priest LLP, New York, New York, of counsel to the Company, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York.

                 INDEX OF PRINCIPAL TERMS FOR PROSPECTUS SUPPLEMENT
             Set forth below is a list of certain defined terms appearing in the Prospectus Supplement and the page numbers on which such terms are defined.


          3-year Treasury Security  . . . . . . . . . . . . . . . . . . S-2
          4-year Treasury Security  . . . . . . . . . . . . . . . . . . S-2
          Applicable Market Value . . . . . . . . . . . . . . . . . .  S-37
          Applicable Ownership Interest . . . . . . . . . . . . . . .  S-32
          Applicable Principal Amount   . . . . . . . . . . . . . . .  S-54
          Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . .  S-15
          Beneficial Owner  . . . . . . . . . . . . . . . . . . . . .  S-44
          Business Day  . . . . . . . . . . . . . . . . . . . . . . .  S-41
          Closing Price . . . . . . . . . . . . . . . . . . . . . . .  S-37
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . S-8
          Commission  . . . . . . . . . . . . . . . . . . . . . . . .  S-18
          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Company . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Contract Adjustment Payments  . . . . . . . . . . . . . . . . S-2
          Current Market Price  . . . . . . . . . . . . . . . . . . .  S-43
          Custodial Agent . . . . . . . . . . . . . . . . . . . . . .  S-16
          Debt Trustee  . . . . . . . . . . . . . . . . . . . . . . .  S-51
          Deferred Contract Adjustment Payments . . . . . . . . . . .  S-11
          Depositary  . . . . . . . . . . . . . . . . . . . . . . . .  S-44
          Direct Participants . . . . . . . . . . . . . . . . . . . .  S-44
          DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Early Settlement  . . . . . . . . . . . . . . . . . . . . .  S-14
          Eastern Energy  . . . . . . . . . . . . . . . . . . . . . . . S-7
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Failed Remarketing  . . . . . . . . . . . . . . . . . . . . . S-4
          FELINE PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          FELINE PRIDES Certificate . . . . . . . . . . . . . . . . .  S-37
          First Purchase Contract Settlement Date . . . . . . . . . . . S-2
          Global Security . . . . . . . . . . . . . . . . . . . . . .  S-51
          Global Security Certificates  . . . . . . . . . . . . . . .  S-44
          Growth PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Income PRIDES . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
          Indirect Participants . . . . . . . . . . . . . . . . . . .  S-44
          Interest Payment Date . . . . . . . . . . . . . . . . . . .  S-52
          IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Participants  . . . . . . . . . . . . . . . . . . . . . . .  S-44
          Payment Date  . . . . . . . . . . . . . . . . . . . . . . .  S-11
          Plans . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
          Pledge Agreement  . . . . . . . . . . . . . . . . . . . . . . S-8
          Pledged Securities  . . . . . . . . . . . . . . . . . . . .  S-26
          Primary Treasury Dealer . . . . . . . . . . . . . . . . . .  S-54
          PTCEs . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65

          PUC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
          Purchase Contract . . . . . . . . . . . . . . . . . . . . . . S-2
          Purchase Contract Agent . . . . . . . . . . . . . . . . . . . S-9
          Purchase Contract Agreement . . . . . . . . . . . . . . . . . S-9
          Purchase Contract Settlement Date . . . . . . . . . . . . . . S-2
          Quotation Agent . . . . . . . . . . . . . . . . . . . . . .  S-54
          Redemption Amount . . . . . . . . . . . . . . . . . . . . .  S-54
          Redemption Price  . . . . . . . . . . . . . . . . . . . . . . S-6
          Reference Price . . . . . . . . . . . . . . . . . . . . . . . S-3
          Remaining Stated Amount . . . . . . . . . . . . . . . . . . . S-2
          Remarketing Agent.  . . . . . . . . . . . . . . . . . . . .  S-12
          Remarketing Agreement . . . . . . . . . . . . . . . . . . .  S-12
          Remarketing Fee . . . . . . . . . . . . . . . . . . . . . . . S-4
          Reset Agent . . . . . . . . . . . . . . . . . . . . . . . . . S-3
          Reset Announcement Date . . . . . . . . . . . . . . . . . .  S-53
          Reset Rate  . . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Reset Spread  . . . . . . . . . . . . . . . . . . . . . . . . S-4
          Second Purchase Contract Settlement Date  . . . . . . . . . . S-2
          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Securities Act  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . S-4
          Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series D Notes  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series E Notes  . . . . . . . . . . . . . . . . . . . . . . . S-1
          Series D Reset Rate . . . . . . . . . . . . . . . . . . . . . S-3
          Series E Reset Rate . . . . . . . . . . . . . . . . . . . . . S-4
          Series D Reset Spread . . . . . . . . . . . . . . . . . . . . S-3
          Series E Reset Spread . . . . . . . . . . . . . . . . . . . . S-4
          Settlement Rate . . . . . . . . . . . . . . . . . . . . . . . S-3
          Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . S-2
          Tax Event . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
          Tax Event Redemption  . . . . . . . . . . . . . . . . . . . . S-5
          Tax Event Redemption Date . . . . . . . . . . . . . . . . .  S-53
          TEG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Threshold Appreciation Price  . . . . . . . . . . . . . . . . S-3
          TIN . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
          Trading Day . . . . . . . . . . . . . . . . . . . . . . . .  S-37
          Treasury Portfolio  . . . . . . . . . . . . . . . . . . . .  S-54
          Treasury Portfolio Purchase Price . . . . . . . . . . . . .  S-54
          Treasury Security . . . . . . . . . . . . . . . . . . . . . . S-2
          Trust Indenture Act . . . . . . . . . . . . . . . . . . . .  S-27
          TU Electric . . . . . . . . . . . . . . . . . . . . . . . . . S-7
          Two-Year Benchmark Treasury . . . . . . . . . . . . . . . .  S-53
          U.S. Holder . . . . . . . . . . . . . . . . . . . . . . . .  S-58
          Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  S-66
          Underwriting Agreement  . . . . . . . . . . . . . . . . . .  S-66

          PROSPECTUS

                                    $2,070,000,000

                               TEXAS UTILITIES COMPANY

                            DEBT SECURITIES, COMMON STOCK,
                  STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

               Texas Utilities Company (Company), directly or through such agents, dealers or underwriters as may be designated from time to time, may offer, issue and sell, together or separately, (i) its debt securities (Debt Securities), (ii) shares of its common stock, without par value (Common Stock), (iii) contracts to purchase shares of Common Stock (Stock Purchase Contracts) and
          (iv) units, each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, pledged to secure the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (Stock Purchase Units).

               The Debt Securities, Common Stock, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the "Securities," and Securities having an aggregate public offering price of up to $2,070,000,000 (or its equivalent in foreign currencies or foreign currency units based on the applicable exchange rate at the time of offering) will be issued in amounts, at prices and on terms to be determined at the time of sale.

               The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms or other rights, if any, exercise price and detachability, if any, and other specific terms may also be set forth in a Prospectus Supplement, together with the terms of an offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMIS-
                 SION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                       OFFENSE.

               The Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. The Company reserves the sole right to accept, and together with its agents, from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts will be set forth in Prospectus Supplement with respect to such Securities (Prospectus Supplement). See PLAN OF DISTRIBUTION.

               This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

               The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges under the symbol "TXU". Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                     The date of this Prospectus is June 29, 1998

               NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT INVOLVED IN THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR OF ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                AVAILABLE INFORMATION

               On August 5, 1997, the Company became a holding company which owns all of the outstanding common stock of Texas Energy Industries, Inc. (formerly Texas Utilities Company) (TEI) (Commission File No. 1-3591) and ENSERCH Corporation (ENSERCH) (Commission File No. 1-3183). The Company is, and TEI and ENSERCH have been, subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (Exchange
          Act), and in accordance therewith the Company files, and its predecessors have filed, reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company and its predecessors can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports and other information filed by the Company, TEI and ENSERCH. The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges, where reports, proxy statements and other information concerning the Company and TEI may be inspected. Reports, proxy statements and other information concerning ENSERCH may be inspected at the New York and Chicago stock exchanges.


                         DOCUMENTS INCORPORATED BY REFERENCE

               The   following   documents,  previously   filed   with  the
          Commission  (Commission   File  No.  1-12833),  pursuant  to  the
          Exchange Act, are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (1997 10-K).

               2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

               3. The Company's Current Reports on Form 8-K dated February 26, 1998, March 13, 1998, April 8, 1998, April 9, 1998, April 17,
          1998 and May 27, 1998 (as amended on June 25, 1998).

               All documents filed by the Company pursuant to the Exchange Act after the date of filing of the Registration Statement in which this Prospectus is included and prior to effectiveness of such Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. The documents which are incorporated by reference in this Prospectus are sometimes hereinafter referred to as the "Incorporated Documents."

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF SECURITIES, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) AND ANY APPLICABLE INDENTURE AND OFFICER'S CERTIFICATE, EACH AS DESCRIBED HEREIN. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: SECRETARY, TEXAS UTILITIES COMPANY, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201; TELEPHONE NUMBER (214) 812-4600.


                                     THE COMPANY

               The Company is a Texas corporation organized in 1996 for the purpose of becoming the holding company for TEI, formerly Texas Utilities Company, and ENSERCH upon the mergers of TEI and ENSERCH with wholly owned subsidiaries of the Company.

               TEI,  a  Texas  corporation,  is  a  holding  company  whose principal subsidiary, Texas Utilities Electric Company (TU Electric), is an operating public utility company engaged in the generation, purchase, transmission, distribution and sale of electric  energy  in  the  north  central,  eastern  and  western portions of Texas, an area with a population estimated at 6,020,000. TU Electric's operating revenues and consolidated net income available for common stock for the twelve months ended December 31, 1997 were $6,135,417,000 and $745,024,000, respectively. TU Electric's total capitalization at December 31, 1997 was $12,798,832,000. Two other subsidiaries of TEI are engaged directly or indirectly in electric utility operations:
          (i) Southwestern Electric Service Company (SESCO), which is engaged in the purchase, transmission, distribution and sale of electric energy in ten counties in the eastern and central parts of Texas, with a population estimated at 126,900 and (ii) Texas Utilities Australia Pty. Ltd. (TU Australia), which in 1995 acquired the common stock of Eastern Energy Limited, a company engaged in the purchase, distribution, marketing and sale of electric energy to approximately 489,000 customers in the Melbourne area of Australia. Neither SESCO nor Eastern Energy Limited generates any electricity. In November 1997, the Company consummated the acquisition of Lufkin Conroe Communications Co.
          (LCC), a privately held, independent local exchange telephone company, which subsequently became a subsidiary of TEI. LCC has sixteen exchanges that serve approximately 100,000 access lines in the Alto, Conroe and Lufkin areas of southeast Texas and also provides access services to a number of interexchange carriers who provide long distance services. TEI also has other wholly owned subsidiaries which perform specialized functions within the Texas Utilities Company system.

               ENSERCH, a Texas corporation, is an integrated company focused on natural gas. ENSERCH operates primarily in the north central and eastern parts of Texas. Its major business operations are natural gas pipeline, processing, marketing and distribution. Through these business operations, ENSERCH is engaged in owning and operating interconnected natural gas transmission lines, underground storage reservoirs, compressor stations and related properties in Texas; gathering and processing natural gas to remove impurities and extract liquid hydrocarbons for sale, and the wholesale and retail marketing of natural gas in several areas of the United States, and owning and operating approximately 550 local gas utility distribution systems in Texas.

               In March 1998, the Company announced an offer by its wholly owned subsidiary, TU Acquisitions PLC (TU Acquisitions), to acquire 100% of the ordinary shares of The Energy Group PLC
          (TEG), including the ordinary shares evidenced by American Depository Receipts, for L8.40 per share. Under the Company's offer, up to 20% of the TEG shares may be exchanged for Company Common Stock with a value of approximately L8.65 per TEG share. TEG is the holding company for The Eastern Group PLC, which is one of the largest regional electric companies in the United Kingdom (U.K.), one of the largest U.K. generators of electricity and one of the largest U.K. suppliers of natural gas. On May 19, 1998, the Company declared its offer unconditional. At June 22, 1998 the Company had acquired approximately 94.43% of TEG's issued share capital and is in the process of acquiring the remaining shares.

               The TEG businesses acquired by the Company (which exclude TEG's Peabody Coal and Citizens Power businesses, which were sold by TEG to an unaffiliated party in connection with the Company's offer) had assets of approximately $10.2 billion at September 30, 1997 and $5.5 billion of revenues for the twelve months ended
          December 31, 1997. Such businesses had debt outstanding at September 30, 1997 of approximately $3.8 billion. The estimated purchase price for the TEG shares is approximately $7.2 billion. The Company and TU Acquisitions and other intermediate U.K.
          holding companies have entered into credit facilities with banking institutions in the United States (U.S.) and the U.K., respectively, which will provide committed financing sufficient to purchase the outstanding TEG shares and pay related expenses.

               In February 1998, the Company announced an offer through its wholly-owned subsidiary, TU Australia, to acquire Allgas Energy Limited (Allgas), a publicly held gas distribution company in Queensland, Australia. The original offer, a combined cash and option offer of approximately $138 million, which was increased to approximately $145 million in April 1998, is subject to acceptance by holders of at least 51% of Allgas outstanding shares and the waiver by the Queensland government of the current 12.5% limit on individual share holdings in Allgas. The Queensland government has announced that this limitation will be lifted on July 1, 1998. TU Australia has acquired 12.49% of the outstanding shares of Allgas. The Company's bid has already received all necessary Australian and U.S. regulatory approvals. Two competing bids are still outstanding. One competing bid is at a lower price than TU Australia's and the other is at a higher price. Both competing bids are subject to additional regulatory approvals. Shareholders of Allgas now have through July 10, 1998 to accept the Company's offer. The offer will be funded by TU Australia's cash flows and bank lines.

               The principal executive offices of the Company are located at 1601 Bryan Street, Dallas, Texas 75201-3411; the telephone number is (214) 812-4600.


                                   USE OF PROCEEDS

               Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, including the repayment of short-term indebtedness incurred in connection with the purchase of TEG shares.


                   CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

               The ratio of earnings to fixed charges for each of the years ended December 31, 1993 through 1997 and the twelve months ended March 31, 1998 was 1.89, 2.29, 0.84, 2.39, 2.25 and 2.24,
          respectively. The twelve-month period ended December 31, 1993 was affected by the recording of regulatory disallowances of approximately $265 million after tax in TU Electric's Docket 11735. The twelve-month period ended December 31, 1995 was affected by the impairment of several nonperforming assets, including TU Electric's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. Such impairment, on an after-tax basis, amounted to $802 million. The twelve-month period ended December 31, 1997 includes a one time base revenue refund of $80 million as a result of a settlement with the Public Utility Commission of Texas.


                            DESCRIPTION OF DEBT SECURITIES

               The Debt Securities will be issued in one or more series under an indenture or indentures (each an Indenture) between the Company and The Bank of New York or other financial institutions to be named, as Trustee (each an Indenture Trustee), a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description of the terms of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to (i) the respective Indenture and (ii) one or more officer's certificates establishing the Debt Securities to which a form of Debt Security will be attached. Whenever particular provisions or defined terms in an Indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, such provisions or defined terms are incorporated by reference herein.

               General. Each Indenture will provide for the issuance of Debt Securities in an unlimited amount from time to time. All Debt Securities will be unsecured obligations of the Company. All Debt Securities issued under an Indenture will rank equally and ratably with all other Debt Securities issued under such Indenture. An Indenture will not limit other unsecured debt. The Company's financial statements included in the Incorporated Documents show the amount of such other debt at the date of such statements. See the Prospectus Supplement applicable to each series of offered Debt Securities.

               The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt
          Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, or the method by which such rate will be determined, at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Date for any interest payable on any Interest Payment Date and the Person or Persons to whom interest on such Debt Securities will be payable on any Interest Payment Date, if other than the Persons in whose names such Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) any right under the Indenture to extend the interest payment period from time to time on the Debt Securities; (6) the place or places where, subject to the terms of the respective Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of such Indenture as described below under "Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and such Indenture may be served; the Security Registrar for such Debt Securities; and, if such is the case, that the principal of such Debt Securities will be payable without presentment or surrender thereof; (7) the period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation or obligations, if any, of the Company to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder; (9) the denominations in which any Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) the currency or currencies, including composite currencies in which the principal of or any premium or interest on the Debt Securities will be payable (if other than in Dollars); (11) if the principal of or any premium or interest on the Debt Securities is to be payable, at the election of the Company or the Holder thereof, in a coin or currency other than that in which the Debt Securities are stated to be payable, the period or periods within which and the terms and conditions upon which, such election is to be made; (12) if the principal of or premium or interest on the Debt Securities is to be payable, or is to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the method or other means by which such amount will be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made; (13) if the amount payable in respect of principal of or any premium or interest on the Debt Securities may be determined with reference to an index or other fact or event ascertainable outside of the respective Indenture, the manner in which such amounts will be determined; (14) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (15) any Events of Default, in addition to those specified in the respective Indenture, with respect to the Debt Securities and any covenants of the Company for the benefit of the Holders of the Debt Securities, in addition to those specified in such Indenture; (16) the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person; (17) the obligations or instruments, if any, which will be considered to be Eligible Obligations in respect of such Debt Securities denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Debt Securities after the satisfaction and discharge thereof; (18) if the Debt Securities are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Debt Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Debt Securities; (19) if the Debt Securities are to be issuable as bearer securities, any and all matters incidental thereto; (20) to the extent not addressed in item (18) above, any limitations on the rights of the Holders of the Debt Securities to transfer or exchange the Debt Securities or to obtain the registration of transfer thereof, and if a service charge will be made for the registration of transfer or exchange of the Debt Securities, the amount or terms thereof; (21) any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of Business Day with respect to such Debt Securities;
          (22) any collateral security, assurance or guarantee for the Debt Securities; (23) the non-applicability of the limitation on liens provisions to the Debt Securities; (24) any rights or duties of another Person to assume the obligations of the Company with respect to the Debt Securities and any rights or duties to discharge and release any obligor with respect to such Debt Securities or the Indenture to the extent related to such Debt Securities; and (25) any other terms of the Debt Securities, not inconsistent with the provisions of the respective Indenture (Indenture, Section 301).

               Debt Securities may be sold at a discount below their principal amount. Certain special United States federal income tax considerations, if any, applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations, if any, applicable to any Debt Securities which are denominated in a currency or currency unit other than Dollars may be described in the applicable Prospectus Supplement.

               Except as may otherwise be described in the applicable Prospectus Supplement, the covenants contained in an Indenture will not afford Holders of Debt Securities protection in the event of a highly-leveraged transaction involving the Company.

               Payment and Paying Agents. Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the Person in whose name such Debt Security is registered as of the close of business on the Regular Record Date relating to such Interest Payment Date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, herein a Maturity) will be paid to the Person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the respective Indenture Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by the Company for payment on such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if such Indenture Trustee deems such manner of payment practicable (Indenture, Section 307).

               Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest on, the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion (Indenture, Section 602).

               Registration and Transfer.   Unless otherwise  specified in
          the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York in The City of New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part (Indenture, Section
          305).

               Defeasance. The principal amount of any series of Debt Securities issued under an Indenture will be deemed to have been paid for purposes of such Indenture and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged if there shall have been irrevocably deposited with the respective Indenture Trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the Debt Securities, Eligible Obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by such Indenture Trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debt Securities of such series that are Outstanding. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof (Indenture, Section
          701).

               Limitiation on Liens. The Indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, so long as any Debt Securities of any series are Outstanding, the Company will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary (hereinafter defined) now or hereafter owned by the Company to secure any Indebtedness (hereinafter defined), without
          making   effective  provision   whereby   the  Outstanding   Debt
          Securities shall (so long as such other Indebtedness shall be so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to, or prevent the creation or existence of, (i) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock created at the time of the acquisition of such capital stock by the Company or within one year after such time to secure all or a portion of the purchase price for such capital stock; (ii) any mortgage, pledge, security interest, lien or encumbrance upon any such capital stock existing thereon at the time of the acquisition thereof by the Company (whether or not the obligations secured thereby are assumed by the Company); or
          (iii) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in (i) or (ii) above on capital stock of any Subsidiary theretofore subject thereto (or substantially the same capital stock) or any
          portion thereof.   In addition,  this restriction will  not apply
          to, and there will be excluded in computing secured Indebtedness for the purpose of such restriction, Indebtedness secured by any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either (i) the execution or enforcement of each such lien is
          effectively   stayed  within   30   days  after   entry  of   the
          corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured
          thereby  are  being  contested   in  good  faith  by  appropriate
          proceedings timely commenced and diligently prosecuted; (ii) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or (iii) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which
          such  proceedings  may  be   initiated  shall  not  have  expired
          (Indenture, Section 608).

               For purposes of the restriction described in the preceding paragraph, "Indebtedness" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by the Company for the repayment of money borrowed; (ii) all indebtedness for money borrowed secured by a lien upon property owned by the Company and upon which indebtedness for money borrowed the Company customarily pays interest, although the Company has not assumed or become liable for the payment of such indebtedness for money borrowed; and
          (iii) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by the Company or in effect guaranteed by the Company through a contingent agreement to purchase such indebtedness for money borrowed, but excluding from this definition any other contingent obligation of the Company in respect of indebtedness for money borrowed or other obligations incurred by others (Indenture, Section 608). "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency (Indenture, Section 101).

               Notwithstanding the foregoing, except as otherwise specified in the Officer's Certificate with respect to a particular series of Debt Securities, the Company may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien (in addition to liens expressly permitted as described in the second preceding paragraph) upon, capital stock of any Subsidiary now or hereafter owned by the Company to secure any Indebtedness (which would otherwise be subject to the foregoing restriction) in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum obtained by adding (i) Consolidated Shareholders' Equity, (ii) Consolidated Indebtedness for money borrowed (exclusive of any thereof which is due and payable within one year of the date such sum is determined) and, without duplication, (iii) any preference or preferred stock of the Company or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

               The term "Consolidated Shareholders' Equity" (as used above) means the total Assets of the Company and its Consolidated Subsidiaries less all liabilities of the Company and its Consolidated Subsidiaries. As used in the foregoing definition, "liabilities" means all obligations which would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation, (i) indebtedness secured by property of the Company or any of its Consolidated Subsidiaries whether or not the Company or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that the Company or such Consolidated Subsidiary is not so liable, such property has not been included among the Assets of the Company or such Consolidated Subsidiary on such balance sheet, (ii) deferred liabilities and (iii) indebtedness of the Company or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Company or such Consolidated Subsidiary. As used in this definition, "liabilities" includes preference or preferred stock of the Company or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions (Indenture, Section 608).

               The term "Consolidated Subsidiary" (as used above) means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of the Company in its consolidated financial statements as of such date. The "Assets" of any Person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries (Indenture, Section
          608).

               As of December 31, 1997, the Consolidated Capitalization of the Company was $16,802,381,000.

               Assignment of Obligations. The Company may assign its obligations under any series of the Debt Securities to a directly or indirectly wholly-owned subsidiary of the Company pursuant to a written assumption of such obligations by such subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. As conditions to such assumption, the subsidiary assuming such obligations will be required to deliver to the Trustee and to the Company an assumption agreement and a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such subsidiary (i) assumes, on a full recourse basis, the Company's obligations on the Debt Securities and the obligations under the Indenture relating to the Debt Securities, and
          (ii) agrees that any covenants made by the Company with respect to such Debt Securities will become solely covenants of, and shall relate to, such subsidiary.

               At the time of such assumption the Company will unconditionally guarantee payment of such series of Debt Securities and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to such guarantee, the
          Company will fully and unconditionally guarantee the payment of the obligations of the assuming subsidiary under the Debt
          Securities and under the Indenture relating to the Debt Securities, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Debt Securities. The Company will be released and discharged from all its other obligations under the Indenture.

               Consolidation, Merger, and Sale of Assets. Under the terms of an Indenture, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless
          (i) the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer, or which leases, the property and assets of the Company substantially as an entirety shall be a entity organized and validly existing under the laws of any domestic jurisdiction and such entity expressly assumes the Company's obligations on all Debt Securities and under such Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and
          (iii) the  Company   shall  have  delivered   to  the  respective
          Indenture Trustee an Officer's Certificate and an Opinion of Counsel as provided in such Indenture (Indenture, Section 1101). The terms of an Indenture will not restrict the Company in a merger in which the Company is the surviving entity.

               Events of Default. Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 30 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series when due and payable; (c) failure to perform, or breach of, any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty of the Company in such Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 90 days after written notice to the Company by the respective Indenture Trustee, or to the Company and such

          Indenture Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series Outstanding under such Indenture as provided in such Indenture; (d) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; and (e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or other similar proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it under any applicable federal or state law or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors (Indenture, Section 801).

               An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the same Indenture or Debt Securities issued under any other Indenture.

               Remedies. If an Event of Default due to the default in payment of principal of or interest on any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all series of Debt Securities issued under the same Indenture occurs and is continuing, then either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of the outstanding  Debt  Securities  of  such series  may  declare  the principal of all of the Debt Securities of such series and interest accrued thereon to be due and payable immediately. If an Event of Default due to the default in the performance of any other covenants or agreements in an Indenture applicable to all Outstanding Debt Securities under such Indenture or due to certain events of bankruptcy, insolvency or reorganization of the Company has occurred and is continuing, either the respective Indenture Trustee or the Holders of not less than 33% in principal amount of all such Outstanding Debt Securities, considered as one class, and not the Holders of the Debt Securities of any one of such series, may make such declaration of acceleration.

               At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

               (a) the Company has paid or deposited with the respective Indenture Trustee a sum sufficient to pay

                    (1) all overdue interest on all Debt Securities of such series;

                    (2) the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

                    (3) interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

                    (4) all amounts due to such Indenture Trustee under the respective Indenture; and

               (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in such Indenture (Indenture, Section 802).

               There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of the Company.

               Subject to the provisions of an Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the respective Indenture Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Indenture Trustee reasonable security or indemnity (Indenture, Section 903). If an Event of Default has occurred and is continuing in respect of a series of Debt Securities, subject to such provisions for the indemnification of such Indenture Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee, or exercising any trust or power conferred on such Indenture Trustee, with respect to the Debt Securities of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities under an Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Debt Securities of any one of such series; and provided, further, that such direction will not be in conflict with any rule of law or with such Indenture (Indenture, Section 812).

               No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the respective Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the respective Indenture Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series under such Indenture in respect of which an Event of Default shall have occurred and be continuing, considered as one class, have made written request to such Indenture Trustee, and such Holder or Holders have offered reasonable indemnity to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as trustee and (iii) such Indenture Trustee has failed to institute any proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer (Indenture, Section 807). However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security (Indenture, Section 808).

               The Company will be required to furnish to each Indenture Trustee annually a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the respective Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under such Indenture (Indenture, Section
          606).

               Modification and Waiver. Without the consent of any Holder of Debt Securities, the Company and the Indenture Trustee under an Indenture may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to the Company of the covenants of the Company in such Indenture and in any of the Debt Securities
          Outstanding under such Indenture; or (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Debt
          Securities  of one  or  more specified  series,  or one  or  more specified Tranches thereof, or to surrender any right or power conferred upon the Company by such Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of such Indenture or to add any new provision to such Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only (1) when the consent of the Holders of Debt Securities of such series or Tranche has been obtained in accordance with such Indenture, or (2) when no Debt Securities of such series or Tranche remain Outstanding under such Indenture; or (e) to provide collateral security for all but not part of the Debt Securities issued under such Indenture; or (f) to establish the form or terms of Debt Securities of any other series or Tranche as permitted by such Indenture; or (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Indenture Trustee or co-trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of such Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of all or any series or Tranche; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on all or any series or Tranche of Debt Securities shall be payable, (2) all or any series or Tranche of Debt Securities may be surrendered for registration of transfer or exchange and (3) notices and demands to or upon the Company in respect of Debt Securities and such Indenture may be served; or (k) to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under an Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series or Tranche Outstanding under such Indenture in any material respect (Indenture, Section 1201).

               The Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture may waive compliance by the Company with certain restrictive provisions of such Indenture (Indenture, Section
          607). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under an Indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of such Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Indenture, Section 813).

               Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of an Indenture in such a way as to require changes to such Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of such Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in such Indenture, such Indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and the Company and the Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment (Indenture, Section 1201).

               Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under an Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, such Indenture or modifying in any manner the rights of the Holders of such Debt Securities under such Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding under an Indenture are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series under such Indenture so directly affected, considered as one class, shall be required; and provided, further, that if the

          Debt Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches of such series so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a discount Debt Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of such Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of such Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series or Tranche, without the consent of the Holder of each Outstanding Debt Security under such Indenture affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of an Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such Indenture of the Holders of the Debt Securities of any other series or Tranche (Indenture, Section 1202).

               Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under such Indenture, or whether a quorum is present at the meeting of the Holders of Debt Securities, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor (unless the Company, such affiliate or such obligor owns all Debt Securities Outstanding under such Indenture, determined without regard to this provision) shall be disregarded and deemed not to be Outstanding.

               If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other such Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by an Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security (Indenture, Section 104).

               Resignation of an Indenture Trustee. An Indenture Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time with respect to the respective Indenture by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding under such Indenture delivered to such Indenture Trustee and the Company. No resignation or removal of an Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the respective Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to an Indenture Trustee appointed by Act of the Holders, if the Company has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the respective Indenture, such Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture (Indenture, Section 910).

               Notices.   Notices  to Holders  of Debt  Securities will  be
          given by mail to the addresses of such Holders as they may appear in the security register therefor (Indenture, Section 106).

               Title. The Company, the respective Indenture Trustee, and any agent of the Company or such Indenture Trustee, may treat the Person in whose name Debt Securities are registered as the absolute owner thereof (whether or not such Debt Securities may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary (Indenture, Section 308).

               Governing Law. Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York (Indenture, Section 112).

               Regarding the Indenture Trustee. The Indenture Trustee under the first Indenture will be The Bank of New York. In addition to acting as Indenture Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of the Company and its affiliates. The Company and its affiliates also maintain various banking and trust relationships with The Bank of New York.


                             DESCRIPTION OF CAPITAL STOCK

               The authorized capital stock of the Company consists of Common Stock, without par value, of which 245,315,522 shares were outstanding at May 31, 1998, and serial preference stock, par value $25 per share, none of which has been issued. Outstanding shares of Common Stock on May 31, 1998 did not include shares issuable in exchange for TEG shares. The following statements with respect to such capital stock of the Company are a summary of certain rights and privileges attaching to the stock under the laws of the State of Texas and the Restated Articles of Incorporation and the Bylaws of the Company, as amended. This summary does not purport to be complete and is qualified in its entirety by reference to such laws, the Restated Articles of Incorporation and the Bylaws of the Company, as amended, for complete statements.

               Each holder of shares of the Common Stock is entitled to one vote for each share of Common Stock held on all questions submitted to holders of shares and to cumulative voting at all elections of directors. The Common Stock has no preemptive or conversion rights. Upon issuance and sale of the shares offered hereby, such shares will be fully paid and nonassessable.

               The holders of the shares of the preference stock are not accorded voting rights, except that, when dividends thereon are in default in an amount equivalent to four full quarterly dividends, the holders of shares of the preference stock are entitled to vote for the election of one-third of the Board of Directors or two directors, whichever is greater, and, when dividends are in default in an amount equivalent to eight full quarterly dividends, for the election of the smallest number of directors necessary so that a majority of the full Board of Directors shall have been elected by the holders of the shares of the preference stock. The Company must also secure the approval of the holders of two-thirds of the outstanding shares of the preference stock prior to effecting various changes in its capital structure.

               After the payment of full preferential dividends on the shares of any outstanding preference stock, holders of shares of the Common Stock are entitled to dividends when and as declared by the Board of Directors. After payment to the holders of shares of any outstanding preference stock of the preferential amounts to which they are entitled, the remaining assets to be distributed, if any, upon any dissolution or liquidation will be distributed to the holders of shares of the Common Stock. Each share of the Common Stock is equal to every other share of the Common Stock with respect to dividends and also with respect to distributions upon any dissolution or liquidation. (Reference is made to Note 4 to Consolidated Financial Statements contained in the 1997 10-K.)

               The Common Stock of the Company is listed on the New York, Chicago and Pacific stock exchanges. Application will be made for the listing on such exchanges of any additional shares offered hereby.

               The transfer agent for the Common Stock is Texas Utilities Services Inc., Dallas, Texas.


                            DESCRIPTION OF STOCK PURCHASE
                          CONTRACTS AND STOCK PURCHASE UNITS

               The Company may issue Stock Purchase Contracts, including contracts that obligate holders to purchase from the Company, and the Company to sell to such holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities that are pledged to secure the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.


                                 PLAN OF DISTRIBUTION

               Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company to purchasers.

               The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

               If Securities are sold by means of an underwritten offering, the Company will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

               The  Company  may  grant  to  the  underwriters  options  to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

               If a dealer is utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such item is defined in Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

               Offers to purchase Securities may be solicited directly by the Company and the sale thereof may be made by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

               Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

               If so indicated in the applicable Prospectus Supplement, the Company may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the applicable
          Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchase of Securities pursuant to delayed delivery contracts accepted by the Company, as applicable.

               Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

               Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York, Chicago and Pacific stock exchanges, will have no established trading market. The Company may elect to list any series of Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

               Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.


                                 EXPERTS AND LEGALITY

               The consolidated financial statements included in the latest Annual Report of the Company on Form 10-K, incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in said latest Annual Report of the Company on Form 10-K, and have been incorporated by reference herein in reliance upon such report given upon authority of the firm as experts in accounting and auditing.

               With respect to any unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports on Form 10-Q which are or will be incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for reviews of such information. As stated in any of their reports included in the Company's Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference, Deloitte & Touche LLP did not audit and did not express an opinion on such interim financial information. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the 1933 Act for any of their reports on such unaudited condensed consolidated interim financial information because such reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act with respect to the Securities prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

               The legality of the securities offered hereby will be passed upon for the Company by Worsham, Forsythe & Wooldridge, L.L.P. and by Reid & Priest LLP, and for the Underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all matters pertaining to incorporation of the Company and all other matters of Texas law will be passed upon only by Worsham, Forsythe & Wooldridge, L.L.P. At March 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,200 shares of the common stock of the Company.

          =================================================================
               NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------------

                                  TABLE OF CONTENTS

                                PROSPECTUS SUPPLEMENT
                                                                       PAGE
                                                                       ----
          Prospectus Supplement Summary . . . . . . . . . . . . . . .   S-7
          Explanatory Diagrams  . . . . . . . . . . . . . . . . . . .  S-19
          Risk Factors  . . . . . . . . . . . . . . . . . . . . . . .  S-24
          Selected Financial Data . . . . . . . . . . . . . . . . . .  S-29
          Price Range of Common Stock
           and Dividends  . . . . . . . . . . . . . . . . . . . . . .  S-30
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .  S-30
          Accounting Treatment  . . . . . . . . . . . . . . . . . . .  S-31
          Description of the FELINE PRIDES  . . . . . . . . . . . . .  S-32
          Description of the Purchase Contracts . . . . . . . . . . .  S-36
          Certain Provisions of the Purchase Contract
           Agreement and the Pledge Agreement . . . . . . . . . . . .  S-47
          Description of the Senior Notes . . . . . . . . . . . . . .  S-51
          Certain Federal Income Tax Consequences . . . . . . . . . .  S-58
          ERISA Considerations  . . . . . . . . . . . . . . . . . . .  S-65
          Underwriting  . . . . . . . . . . . . . . . . . . . . . . .  S-66
          Legal Opinions  . . . . . . . . . . . . . . . . . . . . . .  S-68
          Index of Principal Terms for
           Prospectus Supplement  . . . . . . . . . . . . . . . . . .  S-69

                                      PROSPECTUS

          Available Information . . . . . . . . . . . . . . . . . . . .   2
          Documents Incorporated by Reference . . . . . . . . . . . . . . 2
          The Company . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 4
          Consolidated Ratio of Earnings
            to Fixed Charges  . . . . . . . . . . . . . . . . . . . . . . 4
          Description of Debt Securities  . . . . . . . . . . . . . . .   5
          Description of Capital Stock  . . . . . . . . . . . . . . . .  14
          Description of Stock Purchase Contracts
            and Stock Purchase Units  . . . . . . . . . . . . . . . . .  15
          Plan of Distribution  . . . . . . . . . . . . . . . . . . . .  15
          Experts and Legality  . . . . . . . . . . . . . . . . . . . .  17

          =================================================================



          =================================================================

                              TEXAS UTILITIES COMPANY

                           13,000,000  FELINE PRIDES(SM)


                            $       SERIES D SENIOR NOTES
                                       DUE 2003

                            $       SERIES E SENIOR NOTES
                                       DUE 2004







                            ----------------------------

                                PROSPECTUS SUPPLEMENT

                             ---------------------------





                                 MERRILL LYNCH & CO.

                                   LEHMAN BROTHERS




                                     JULY   , 1998





                   (SM)  SERVICE MARK OF MERRILL LYNCH & CO., INC.

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